    As filed with the Securities and Exchange Commission on February 8, 2000

                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ----------------
                          MUTUAL RISK MANAGEMENT LTD.
             (Exact name of registrant as specified in its charter)
                                ----------------
                Bermuda                                   N/A
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
             incorporation)
            44 Church Street                       John Kessock, Jr.
         Hamilton HM 12 Bermuda           c/o Commonwealth Risk Services, L.P.
             (441) 295-5688                   One Logan Square, Suite 1500
   (Address, including zip code, and             Philadelphia, PA 19103
 telephone number, including area code,              (215) 963-1600
  of Registrant's principal executive   (Name, address, including zip code, and
                offices)                 telephone number, including area code,
                                                 of agent for service)
                                ----------------
                               MUTUAL GROUP LTD.
             (Exact name of registrant as specified in its charter)
                Delaware                               51-0239964
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
             incorporation)
      One Logan Square, Suite 1500                 John Kessock, Jr.
         Philadelphia, PA 19103           c/o Commonwealth Risk Services, L.P.
             (215) 963-1600                   One Logan Square, Suite 1500
   (Address, including zip code, and             Philadelphia, PA 19103
 telephone number, including area code,              (215) 963-1600
  of Registrant's principal executive   (Name, address, including zip code, and
                offices)                 telephone number, including area code,
                                                 of agent for service)
                                ----------------
                              MRM CAPITAL TRUST I
                              MRM CAPITAL TRUST II
                             MRM CAPITAL TRUST III
      (Exact name of registrant as specified in its certificate of trust)
                Delaware                            Each Applied for
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
             incorporation)
      One Logan Square, Suite 1500                 John Kessock, Jr.
         Philadelphia, PA 19103           c/o Commonwealth Risk Services, L.P.
             (215) 963-1600                   One Logan Square, Suite 1500
   (Address, including zip code, and             Philadelphia, PA 19103
           telephone number,                         (215) 963-1600
  including area code, of registrant's  (Name, address, including zip code, and
      principal executive offices)                 telephone number,
                                           including area code, of agent for
                                                        service)
                                   Copies to:
 Richard E. O'Brien, Esq.   Richard Warren Shepro,      John M. Vasily, Esq.
 Senior Vice President &             Esq.             Peter J. Loughran, Esq.
     General Counsel        Carol S. Rivers, Esq.       Debevoise & Plimpton
  Mutual Risk Management     Mayer, Brown & Platt          875 3rd Avenue
           Ltd.            190 South LaSalle Street      New York, NY 10022
     44 Church Street      Chicago, Illinois 60603-        (212) 909-6000
 Hamilton, Bermuda HM 12             3441
      (441) 295-5688            (312) 782-0600
                                ----------------

  Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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                                                                        Proposed
                                                                        maximum
                                                          Amount       aggregate      Amount of
         Title of each class of securities                to be         offering     registration
                to be registered (1)                  registered (1)   price (2)         fee
-------------------------------------------------------------------------------------------------
Mutual Risk Management Ltd. Senior Notes............
-------------------------------------------------------------------------------------------------
Mutual Risk Management Ltd. Junior Subordinated
 Notes..............................................
-------------------------------------------------------------------------------------------------
Mutual Group Ltd. Junior Subordinated Notes.........
-------------------------------------------------------------------------------------------------
MRM Capital Trust I Preferred Securities............
-------------------------------------------------------------------------------------------------
MRM Capital Trust II Preferred Securities...........
-------------------------------------------------------------------------------------------------
MRM Capital Trust III Preferred Securities..........
-------------------------------------------------------------------------------------------------
Mutual Risk Management Ltd. Guarantee of Mutual
 Group Ltd. Junior Subordinated Notes (3)...........
-------------------------------------------------------------------------------------------------
Mutual Risk Management Ltd. Guarantees of MRM
 Capital Trust I, MRM Capital Trust II and MRM
 Capital Trust III Preferred Securities (4).........
-------------------------------------------------------------------------------------------------
Mutual Group Ltd. Guarantees of MRM Capital Trust I,
 MRM Capital Trust II and MRM Capital Trust III
 Preferred Securities (4)...........................
-------------------------------------------------------------------------------------------------
Mutual Risk Management Ltd. Guarantees of Mutual
 Group Ltd. Guarantees of MRM Capital Trust I, MRM
 Capital Trust II and MRM Capital Trust III
 Preferred Securities (3)...........................
-------------------------------------------------------------------------------------------------
Total...............................................   $500,000,000   $500,000,000     $132,000

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(1) An indeterminate principal amount of senior or junior subordinated notes of Mutual Risk Management Ltd. and junior subordinated notes of Mutual Group Ltd. and an indeterminate number of preferred securities of MRM Capital Trust I, MRM Capital Trust II and MRM Capital Trust III as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $500,000,000. Junior subordinated notes may be issued and sold to MRM Capital Trust I, MRM Capital Trust II and MRM Capital Trust III in which event the junior subordinated notes may later be distributed to the holders of preferred securities.
(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(3) Pursuant to Rule 457(n) of the rules and regulations under the Securities Act of 1933, no separate consideration will be received for the guarantees.
(4) Includes the rights of holders of the preferred securities under the applicable guarantees of preferred securities, the obligations of Mutual Group Ltd. under the applicable trust agreement of each of MRM Capital
    Trust I, MRM Capital Trust II and MRM Capital Trust III, and the
    obligations of Mutual Risk Management Ltd. or Mutual Group Ltd. under the indenture for the junior subordinated notes and any related supplemental indenture, all of which are described in this Registration Statement. No separate consideration will be received for any of such guarantees or obligations.
                                ----------------
  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.
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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. These securities may not be sold until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell nor does it seek an offer to   +
+buy these securities in any jurisdiction where the offer or sale is not       +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject to Completion, Dated February 8, 2000.

PROSPECTUS


                                  $500,000,000

                          MUTUAL RISK MANAGEMENT LTD.
                                  SENIOR NOTES
                           JUNIOR SUBORDINATED NOTES

                               MUTUAL GROUP LTD.
                           JUNIOR SUBORDINATED NOTES
                   Guaranteed by Mutual Risk Management Ltd.

                              MRM CAPITAL TRUST I
                              MRM CAPITAL TRUST II
                             MRM CAPITAL TRUST III
                              PREFERRED SECURITIES
                   Guaranteed by Mutual Risk Management Ltd.

                                  -----------

  We may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will accompany this prospectus. This prospectus may not be used to sell these securities unless accompanied by a prospectus supplement. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. You should read both this prospectus and any prospectus supplement, including the documents we have referred to under the heading "Where You Can Find More Information," to make your investment decision.

  Before investing in our securities, you should review the section of this prospectus called "Risk Factors" beginning on page 5.

  If we decide to list any of these securities on a national securities exchange upon issuance, the supplements to this prospectus will identify the exchange and the date when we expect trading to begin.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  We may offer these securities through underwriters or agents or directly to institutional investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using this shelf registration statement, we may sell up to $500,000,000 of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information."

   MRM Capital Trust I, MRM Capital Trust II and MRM Capital Trust III, each of which is referred to in this prospectus as a trust and all of which are referred to as the trusts, have no independent function other than to issue securities and to purchase junior subordinated notes. Mutual Group Ltd., referred to in this prospectus as Mutual Group, is a wholly-owned subsidiary of Mutual Risk Management Ltd., referred to in this prospectus as MRM. This prospectus does not contain separate financial statements for Mutual Group or the trusts. MRM files consolidated financial information with the SEC that includes Mutual Group and will include the trusts.

   You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. "Incorporate by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus, any prospectus supplement and the information incorporated by reference in them may contain forward-looking statements within the meaning of the federal securities laws. MRM intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements and any other forward-looking statements in these documents only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include those discussed in any of these documents under the caption "Risk Factors." The safe harbor provisions for forward-looking statements only apply to companies that have previously offered securities to the public. Because Mutual Group's offer of the junior subordinated notes and each trust's offer of the preferred securities constitutes Mutual Group's and each trust's initial public offering of securities, the safe harbor provisions of the federal securities laws do not apply to Mutual Group or the trusts. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                          MUTUAL RISK MANAGEMENT LTD.

   We provide risk management services to clients in the United States, Canada and Europe that seek alternatives to traditional commercial insurance for risk exposures. In addition, we provide financial services to offshore mutual funds and other companies. We are a Bermuda-based insurance holding company that was incorporated in 1977. We primarily focus on the "alternative market," which involves clients self-insuring a significant amount of their loss exposure and transferring only the unpredictable excess risk to insurers. Although revenue earned from premiums is substantial, our principal source of profits is from fees received for the various insurance and other services provided to clients in connection with our programs. Income from fees is derived from four distinct business segments:

  Program Business--The fastest growing of our business segments. In this segment, we replace traditional insurers as the intermediary between producers of customized insurance products and reinsurers wishing to provide those products. We provide a range of services for a fee and the underwriting profit is shared between the producer and the reinsurers. The Program Business accounted for 55% of fee income for the nine months ended September 30, 1999.

  Corporate Risk Management--Our original business segment. Corporate Risk Management involves providing services to businesses and associations seeking to insure a portion of their risk in a loss sensitive alternative market structure. We earn our fees by designing and implementing risk financing and loss control programs for medium-size and large companies that seek to insure a portion of their insurable risk. Corporate Risk Management accounted for 28% of fee income for the nine months ended September 30, 1999.

  Specialty Brokerage--Our Specialty Brokerage segment specializes in placing reinsurance for captive insurance companies, placing coverage with excess liability and corporate officers' and directors' liability carriers and placing reinsurance in connection with our Program and Corporate Risk Management businesses. Specialty Brokerage accounted for 7% of fee income for the nine months ended September 30, 1999.

  Financial Services--Our Financial Services segment started in 1996 with the acquisition of The Hemisphere Group Limited. The Financial Services segment provides administrative services to offshore mutual funds and other companies and offers a proprietary family of mutual funds as well as asset accumulation life insurance products for the high net worth market. Financial Services accounted for 10% of fee income for the nine months ended September 30, 1999.

   The structure of our programs places most of the underwriting risk with the client. For regulatory and other reasons, however, we are required to assume a limited amount of risk. We seek to limit our risk to the minimum level feasible. This approach to risk distinguishes us from typical property/casualty companies that assume significant levels of underwriting risk as part of their businesses. We do not seek to earn income from underwriting risk, but rather from fees for services provided.

   MRM's principal executive offices are located at 44 Church Street, Hamilton HM 12 Bermuda and its telephone number is (441) 295-5688.

                               MUTUAL GROUP LTD.

   Mutual Group is a holding company for our U.S. operations. Its principal operating subsidiaries are Legion Insurance Company, Legion Indemnity Company and Villanova Insurance Company. Mutual Group was incorporated in 1979. Its principal executive offices are located at One Logan Square, Suite 1500, Philadelphia, Pennsylvania 19103 and its telephone number is (215) 963-1600.

                                   THE TRUSTS

   Mutual Group created each trust as a statutory Delaware business trust pursuant to a trust agreement. Mutual Group will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities.

   Each trust exists solely to:

  . issue and sell to the public preferred securities, representing undivided beneficial interests in the assets of the trust;

  . issue and sell to Mutual Group common securities, representing undivided beneficial interests in the assets of the applicable trust;

  . use the gross proceeds from the sale of its preferred and common securities to purchase a series of junior subordinated notes;

  . distribute the cash payments it receives from the junior subordinated notes it owns to the holders of the preferred and common securities; and

  . engage in other activities that are necessary or incidental to these purposes.

   Mutual Group will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities will represent the remaining approximately 97% of each trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. Payments will be made on both the common securities and the preferred securities when payments of interest are made on the junior subordinated notes, upon redemption of the junior subordinated notes or in some circumstances upon liquidation of the trust. However, if a default on the payments on the related junior subordinated notes occurs, then cash distributions and redemption, liquidation and other amounts payable on the common securities will be subordinate in priority of payment to the amounts payable on the preferred securities.

   Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

   The preferred securities will be guaranteed by MRM as described later in this prospectus.

   We have appointed five trustees to conduct each trust's business and affairs:

  . The Chase Manhattan Trust Company, National Association, which will act as the property trustee;

  . Chase Manhattan Bank Delaware, which will act as the Delaware trustee;
    and

  . Three Mutual Group officers, who will act as the administrative trustees.

   Mutual Group and MRM will pay all fees and expenses related to each trust and the offering of the preferred securities and will pay all ongoing costs, expenses and liabilities of each trust, except the trusts' obligations under the preferred and common securities.

   The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations and exist solely for the reasons summarized above.

   The principal offices of each trust will be located at One Logan Square, Suite 1500, Philadelphia, Pennsylvania 19103, and the telephone number of each trust will be (215) 963-1600.

                                  RISK FACTORS

   You should carefully consider the following risk factors, in addition to the other information provided in this prospectus and the accompanying prospectus supplement, before you purchase any securities.

New insurance legislation in some states has increased competition, which has reduced our fee revenues and made sales and renewals more difficult.

   Beginning in 1993, legislative reforms designed to reduce the cost of workers' compensation insurance in some important workers' compensation markets caused competition to increase significantly. This heightened level of competition has persisted. Increased competition has lowered the premium rates that we may charge, which has reduced our fee revenue. Increased competition also has made sales and renewals of our programs more difficult. Workers' compensation reform, to the extent it reduces premiums and introduces relative stability in the traditional workers' compensation market, may reduce the appeal of alternative market products such as those offered by us.

If we are unable to purchase reinsurance and transfer risk to reinsurers, our net income would be reduced or we could incur a loss.

   A significant feature of our risk management programs is the utilization of reinsurance to transfer all or a portion of risk not retained by the insured. The availability and cost of reinsurance is subject to market conditions, which are outside of our control. As a result, we may not be able to successfully purchase reinsurance and transfer risk through reinsurance arrangements. A lack of available reinsurance would adversely affect the marketing of our programs and/or force us to retain all or a part of the risk that cannot be reinsured. If we were required to retain these risks and ultimately pay claims with respect to these risks, our net income would be reduced or we could incur a loss. In addition, we are subject to credit risk with respect to our reinsurers because the transfer of risk to a reinsurer does not relieve us of our liability to the insured. The failure of a reinsurer to honor its obligations would reduce our net income or could cause us to incur a loss.

If the issuers of letters of credit and clients fail to honor their obligations, our net income would be reduced or we could incur a loss.

   Each of our clients chooses a level of risk retention, which is reinsured either by one of our foreign reinsurance subsidiaries or by the client's captive insurance company. This retention is generally also supported by letters of credit. In addition, we rely extensively on letters of credit issued or confirmed by a bank in order to secure a portion of the client's obligation to reimburse us for losses on a program. The failure of a bank to honor its letter of credit or the inability of a client to honor its uncollateralized reimbursement obligation would reduce our net income or could cause us to incur a loss.

If tax laws prevent our IPC Program participants from deducting premiums paid to us, we would be unable to competitively market this program.

   One of our major products is the Insurance Profit Center Program, referred to in this prospectus as the IPC Program. The IPC Program, frequently referred to as a "rent-a-captive," was designed to provide clients some of the benefits available through captive insurance companies without the administrative cost and capital commitment necessary to establish and operate a captive insurance company. The tax treatment of this program is not clear and varies significantly with the circumstances of each IPC Program participant. However, some participants deduct the premiums paid to us for federal income tax purposes. A determination that a significant portion of the IPC Program participants are not entitled to deduct the premiums paid to us without a similar determination as to competing products would adversely affect the marketability of the IPC Program.

If our loss reserves are inadequate to meet our actual losses, our net income would be reduced or we could incur a loss.

   We are required to maintain reserves to cover our estimated ultimate liability losses and loss adjustment expenses for both reported and unreported claims incurred. These reserves are only estimates of what we think the settlement and administration of claims will cost based on facts and circumstances then known to us. Because of the uncertainties that surround estimating loss reserves and loss adjustment expenses, we cannot be certain that ultimate losses will not exceed these estimates of loss and loss adjustment reserves. If our reserves are insufficient to cover our actual losses and loss adjustment expenses, we would have to increase our reserves and our net income would be reduced or we could incur a loss.

Insurance laws and regulations restrict our ability to operate.

   We are subject to extensive regulation under state and foreign insurance laws. These laws limit the amount of dividends that can be paid by our operating subsidiaries, impose restrictions on the amount and type of investments that they can hold, prescribe solvency standards that must be met and maintained by them and require them to maintain reserves. These laws also require disclosure of material transactions by MRM and require prior approval of certain "extraordinary" transactions. These "extraordinary" transactions include declaring dividends that exceed statutory maximums from operating subsidiaries to MRM or purchases of an operating subsidiary's capital stock. These laws also generally require approval of changes of control. Our failure to comply with these laws could subject us to fines and penalties and restrict us from conducting business. The application of these laws could affect our liquidity and ability to pay distributions and make payments on our debt securities and could restrict our ability to expand our business operations through acquisitions involving our insurance subsidiaries.

Our holding company structure could prevent us from paying distributions and making payments on our debt securities.

   MRM is a holding company with no assets other than the stock of Mutual Group and other holding companies. Mutual Group is a holding company with no assets other than the stock of operating subsidiaries. Our ability to meet our obligations on our securities will be dependent on the earnings and cash flows of our subsidiaries and the ability of the subsidiaries to pay dividends or to advance or repay funds to us. Payment of dividends and advances and repayments from our operating subsidiaries are regulated by state and foreign insurance laws and regulatory restrictions, including minimum solvency and liquidity thresholds. Accordingly, our operating subsidiaries may not be able to pay dividends or advance or repay funds to us in the future, which could prevent us from paying distributions and making payments on our debt securities.

Our ability to generate the cash needed to pay distributions and make payments on our debt securities depends on many factors beyond our control.

   Our ability to pay distributions and make payments on our debt securities will depend on our ability to generate cash and to secure financing in the future. This ability is subject to general economic, financial, competitive, regulatory and other factors beyond our control. If our business does not generate sufficient cash flow from operations, and sufficient future borrowings are not available to us, we may not be able to pay distributions and make payments on our debt securities.

Our investment objectives may not be realized.

   The success of our investment objectives is affected by general economic conditions that are outside of our control. General economic conditions can adversely affect the markets for interest-rate-sensitive securities, including the extent and timing of investor participation in those markets, the level and volatility of interest rates and, consequently, the value of fixed income securities. We may not be able to realize our investment objectives, which could reduce our net income or cause us to incur a loss.

Our industry is highly competitive and we may not be able to compete successfully in the future.

   Our industry is highly competitive and has experienced severe price competition over the last several years. We compete in the United States and international markets with domestic and international insurance companies. Some of these competitors have greater financial resources than we do, have been operating for longer than we have and have established long-term and continuing business relationships throughout the industry, which can be a significant competitive advantage. In addition, we expect to face further competition in the future. We may not be able to compete successfully in the future.

We are dependent on our key personnel.

   Our success has been, and will continue to be, dependent on our ability to retain the services of our existing key executive officers and to attract and retain additional qualified personnel in the future. The loss of the services of any of our key executive officers or the inability to hire and retain other highly qualified personnel in the future could adversely affect our ability to conduct our business.

You may not be able to recover damages from MRM and some of its directors, officers and experts named in this prospectus if you sue them.

   MRM is organized under the laws of Bermuda. Some of its directors and officers, as well as some of the experts named in this prospectus, may reside outside the United States. A substantial portion of the assets of MRM and its directors and officers are or may be located in jurisdictions outside the United States. You may not be able to effect service of process within the United States on directors and officers of MRM and those experts who reside outside the United States. You also may not be able to recover against them or MRM on judgments of U.S. courts or to obtain original judgments against them or MRM in Bermuda courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws.

                                USE OF PROCEEDS

   We may sell all or a portion of the $500,000,000 of securities described in this prospectus. Unless stated otherwise in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by each trust will be used by the trust to purchase a series of junior subordinated notes. Unless stated otherwise in the applicable prospectus supplement, MRM and Mutual Group will use the net proceeds for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of earnings to fixed charges for MRM for each of the periods indicated:

                                          Period Ended
                                          September 30, Year Ended December 31,
                                          ------------- ------------------------
                                              1999      1998 1997 1996 1995 1994
                                          ------------- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges.......      7.8      9.6  8.4  7.1  13.9 23.1

                              ACCOUNTING TREATMENT

   Each trust will be treated as a wholly-owned subsidiary of MRM for financial reporting purposes. Accordingly, each trust's financial statements will be included in the consolidated financial statements of MRM. The preferred securities of each trust will be presented as a separate line item in the consolidated statements of financial condition of MRM under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Notes of the Company" and appropriate disclosures about the preferred securities will be included in the notes to the consolidated financial statements. Specifically, MRM will record distributions payable on the preferred securities as a component of interest expense in the consolidated statements of operations of MRM, include in a footnote to its financial statements disclosure that the sole assets of each trust are the junior subordinated notes and specify the principal amount, interest rate and maturity date of the junior subordinated notes held.

   The Financial Accounting Standards Board is in the process of drafting a proposed exposure draft on liabilities and equity. The proposed exposure draft, if issued, could alter the accounting treatment described above by requiring the preferred securities of each trust to be classified as debt.

                      DESCRIPTION OF THE MRM SENIOR NOTES

   The senior notes will be issued pursuant to a senior indenture, as supplemented from time to time, between MRM and Chase Manhattan Trust Company, N.A., as the senior indenture trustee. We have filed the base senior indenture as an exhibit to the registration statement of which this prospectus is a part. You also may request a copy of the senior indenture from the senior indenture trustee at its corporate trust office in Philadelphia, Pennsylvania. The senior indenture will be qualified under the Trust Indenture Act of 1939. The terms of each series of senior notes will include those stated in the senior indenture for that series and those made part of the senior indenture by reference to the Trust Indenture Act.

   MRM may issue series of senior notes from time to time by entering into supplemental indentures with the senior indenture trustee or pursuant to resolutions of its board of directors or a duly authorized committee of its board. Any supplemental indenture or resolutions of either the board of directors or a duly authorized committee of the board will be executed at the time MRM issues any senior notes and will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

General

   The base senior indenture does not limit the aggregate principal amount of senior notes that MRM may issue. The senior notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

   The prospectus supplement and the supplemental indenture or resolutions for a particular series of senior notes will set forth the following terms of that series:

  . the title of the series;

  . any limit on the aggregate principal amount of the senior notes of the series;

  . the date or dates on which the principal of any of the senior notes of the series will be payable or the method for determining the date or dates;

  . whether MRM may shorten or extend the date on which the principal of any senior notes of the series is payable and, if so, the terms and conditions of any extension;

  . the rate or rates at which any of the senior notes of the series will bear interest, if any, or the method for determining the rate or rates, and the date or dates from which any interest will accrue;

  . the interest payment dates on which any interest will be payable and the regular record date, if any, for any interest payable on any interest payment date;

  . whether the senior notes will be secured or unsecured;

  . the place or places where payments on any of the senior notes of the series will be payable, if other than the principal corporate trust office of the senior indenture trustee;

  . MRM's obligation, if any, to redeem or purchase the senior notes of the series pursuant to any sinking fund, amortization or analogous provision and the terms and conditions on which any of the senior notes may be redeemed or purchased pursuant to any obligation;

  . the terms and conditions, if any, on which the senior notes of the series may be redeemed at MRM's option or at the option of the holder;

  . any index or formula for determining the amount of principal or any premium or interest on any of the senior notes of the series and the manner of determining those amounts;

  . the currency, currencies or currency units in which payments on any of the senior notes of the series will be payable, if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars for any purpose;

  . if the payments on the senior notes of the series is payable, at MRM's option or the option of the holder of the senior notes, in one or more currencies or currency units other than those in which the senior notes are stated to be payable, the currency, currencies or currency units in which the payments on the senior notes may be payable and the terms and conditions of the option;

  . the portion of the principal amount of any of the senior notes of the series that will be payable upon declaration of acceleration of maturity, if other than the entire principal amount;

  . whether any of the terms of the senior indenture described below under "--Defeasance and Covenant Defeasance" will not apply to any of the senior notes of the series;

  . whether any of the senior notes of the series will be issuable as global securities and, if so, the depositary and any provisions for the transfer or exchange of any such global securities, if different from those described below under "--Global Securities";

  . any addition to, deletion from or change in events of default or covenants with respect to any of the senior notes of the series and any change in the right of the senior indenture trustee or the holders of the senior notes to accelerate the maturity of the senior notes; and

  . any other terms of the senior notes of the series.

   Unless the applicable prospectus supplement states otherwise, MRM will issue the senior notes only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the senior notes. MRM may, however, require payment to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

   MRM may offer and sell the senior notes at a substantial discount below their principal amount and the senior indenture does not provide any limit on the amount by which MRM may discount the senior notes. The applicable prospectus supplement will describe the special United States federal income tax and other considerations, if any, applicable to any discounted senior notes. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any senior notes that are denominated in a currency or currency unit other than U.S. dollars.

Ranking

   Unless the applicable prospectus supplement provides otherwise, the senior notes will be unsecured indebtedness of MRM. The senior notes will be equal in right of payment with any other senior indebtedness of MRM and senior in right of payment to any subordinated indebtedness of MRM. The senior notes will be effectively subordinated to any secured indebtedness of MRM to the extent of the value of the assets securing the secured indebtedness. As a result, in the event of MRM's bankruptcy, liquidation or reorganization or upon acceleration of the senior notes due to an event of default, MRM's assets will be available to pay its obligations on the senior notes only after all secured indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the senior notes then outstanding. The senior notes will also effectively be subordinated to the indebtedness and other liabilities of MRM's subsidiaries. The senior indenture does not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by MRM or its subsidiaries other than as described below. The incurrence of additional senior indebtedness and other liabilities by MRM or its subsidiaries could adversely affect MRM's ability to pay the obligations on the senior notes.

Additional Amounts

   MRM will make all payments on the senior notes of any series without withholding or deduction for any taxes, fees, duties, assessments or governmental charges imposed or levied by Bermuda or any other jurisdiction in which MRM or any successor is organized or resident for tax purposes or any political subdivision or taxing authority of Bermuda or any of those other jurisdictions. If any withholding or deduction is required by law, MRM will pay to the holder of the senior notes additional amounts as may be necessary so that every net payment made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable senior note and the senior indenture. MRM will not be required to pay any additional amounts as a result of:

  . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the senior note was a resident or national of or had other specified connections with the relevant taxing authority;

  . the imposition of any tax, fee duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the senior note presented the senior note for payment more than 30 days after it was due and payable;

  . any estate, inheritance, gift, sale or other similar tax, assessment or governmental charge; or

  . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the senior note failed to comply, within 90 days, with any reasonable request by MRM addressed to the holder or beneficial owner relating to the provision of information required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.

Global Securities

   Some or all of the senior notes of a series may be represented in whole or in part by one or more global securities deposited with or on behalf of one or more depositaries. The applicable prospectus supplement will describe the terms of any depositary arrangement. Unless the applicable prospectus supplement states otherwise, the following provisions will apply to all depositary arrangements for any senior notes represented by global securities.

   Senior notes represented by a global security deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security in registered form, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the senior notes represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee. These institutions are generally brokers, dealers, banks and other financial institutions and are often referred to as participants. The accounts to be credited will be designated by the underwriters or agents of the senior notes or by MRM if the senior notes are offered and sold directly by MRM. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Any person who holds a brokerage account with a participant may purchase the senior notes through the participant. Ownership of beneficial interests by participants in the global securities will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in global securities by persons that hold through participants will be effected only through records maintained by the applicable participant. Some insurance companies and other institutions are required by law to hold their investment securities in definitive form, so an investor may not be able to sell its senior notes to those entities.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global security for all purposes under the senior indenture. Except as set forth below, owners of beneficial interests in the global security will not be entitled to have the senior notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the senior notes in definitive form and will not be considered the owners or holders of the senior notes under the senior indenture.

   Payments on senior notes registered in the name of or held by a depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing the senior notes. None of MRM, the senior indenture trustee, any paying agent or the registrar and transfer agent for the senior notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for the senior notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that a depositary for the senior notes of a series, upon receipt of any payments in respect of a global security, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of each participant.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be entitled to direct the actions of the senior indenture trustee upon an event of default. However, we expect that a depositary for the senior notes of a series, upon receiving notice of an event of default, will immediately solicit the participants regarding any action to be taken. We also expect that the participants will act in accordance with standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will, in turn, solicit the owners of the beneficial interests regarding any action to be taken upon any event of default.

   A global security may not be transferred, in whole or in part, except by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor depositary. If a depositary for the senior notes of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by MRM within 90 days or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be registered to act as the depositary and no successor is appointed by MRM within 90 days or if an event of default has occurred and is continuing, then MRM will issue the senior notes in definitive registered form in exchange for the global security or global securities representing the senior notes. In addition, MRM may, at any time, determine not to have any senior notes represented by one or more global securities and, in that event, will issue the senior notes in definitive registered form in exchange for the global securities representing the senior notes. In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of the senior notes represented by the global security equal in principal amount to its beneficial interest and to have the senior notes registered in its name.

Covenants in the Senior Indenture

   MRM will not sell, transfer or otherwise dispose of any shares of capital stock of a significant subsidiary, and MRM will not permit any significant subsidiary to sell, transfer or otherwise dispose of any shares of capital stock of any other significant subsidiary, unless the entire capital stock of the significant subsidiary at the time owned by MRM and its significant subsidiaries is disposed of at the same time for consideration consisting of cash or other property, which, in the opinion of MRM's board of directors determined in good faith, is at least equal to the fair market value of the significant subsidiary and the transaction is in compliance with the merger provisions described below.


   MRM will not, and will not permit any significant subsidiary at any time directly or indirectly to, create, assume, incur or otherwise permit to exist any indebtedness secured by a pledge, lien or other encumbrance on any shares of the capital stock of any significant subsidiary, other than existing indebtedness that is so secured and any renewals, extensions or refundings of that indebtedness, without making effective provision whereby the senior notes then outstanding, and, if MRM elects, any other indebtedness ranking equally with the senior notes, will be secured equally and ratably with or prior to that other indebtedness so long as that other indebtedness is secured.

   "Significant subsidiary" means any subsidiary of MRM, the assets of which constitute at least 10% of MRM's consolidated total assets or the income before income taxes and minority interest of which accounts for at least 10% of MRM's consolidated income before income taxes and minority interest.

Events of Default

   The following will be events of default under the senior indenture with respect to the senior notes of any series unless the particular event of default is not applicable to the particular series or is modified or deleted in a supplemental indenture as stated in the applicable prospectus supplement:

  . MRM fails to pay principal of or any premium on any senior note of that series, or any additional amounts related to principal or premium, on its due date;

  . MRM fails to pay any interest on any senior note of that series, or any additional amounts related to interest, within 30 days from its due date;

  . MRM fails to make any sinking fund payment on its due date;

  . MRM fails to perform any of its covenants in the senior indenture, excluding a covenant not applicable to the affected series, for 30 days after the senior indenture trustee or the holders of at least 25% in principal amount of the outstanding senior notes of that series give MRM written notice of the default and require that MRM remedy the breach. However, the 30-day period may be extended by either the senior indenture trustee or the senior indenture trustee and the holders of at least the same principal amount of the outstanding senior notes of that series that had given notice of the default;

  . MRM defaults under any (1) indebtedness for any money borrowed, including any other series of debt securities, (2) mortgage, indenture or other instrument under which there may be issued or may be secured or evidenced any indebtedness for money borrowed or (3) guarantee of payment for money borrowed, and any default consists of a payment default at the stated maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness becoming due or being declared due prior to its stated maturity; provided, that a default shall exist under this clause only if the aggregate principal amount outstanding under all of the indebtedness that is so in default or that has become due or been declared due prior to its stated maturity, as the case may be, exceeds $40,000,000 and the default has not been cured, the accelerated indebtedness has not been discharged or the acceleration of the indebtedness has not been rescinded or annulled, in each case, within 10 days after the senior indenture trustee or the holders of at least 25% in principal amount of the senior notes give MRM written notice of the default and require that MRM remedy the breach;

  . MRM fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $40,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  . MRM files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

  . any other event of default specified in the applicable prospectus supplement occurs.

   If MRM files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur, all unpaid principal and accrued interest, premium and additional amounts on the senior notes will automatically be immediately due and payable. If any other event of default with respect to the senior notes of a series occurs and is continuing, then the senior indenture trustee or the holders of not less than 25% in principal amount of the outstanding senior notes of that series may, by notice to MRM and to the senior indenture trustee if given by the holders, declare to be immediately due and payable all unpaid principal and accrued interest, premium and additional amounts on all senior notes of that series. At any time after a declaration of acceleration has been made with respect to the senior notes of a series and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding senior notes may rescind any declaration of acceleration with respect to the senior notes and its consequences if:

  . MRM deposits with the senior indenture trustee funds sufficient to pay all overdue principal of and any premium, interest and additional amounts due on the senior notes, any amounts due to the senior note trustee and, to the extent that payment of the interest is lawful, interest on the overdue interest and additional amounts; and

  . all existing events of default with respect to the senior notes have been cured or waived except non-payment of principal on the senior notes that has become due solely because of the acceleration.

   The holders of a majority in principal amount of the outstanding senior notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the senior indenture trustee or to direct the exercise of any trust or power conferred on the senior indenture trustee with respect to the senior notes of that series.

   No holder of a senior note of any series will have any right to institute a proceeding with respect to the senior indenture for the appointment of a receiver or for any remedy under the senior indenture unless:

  . that holder has previously given the senior indenture trustee written notice that an event of default with respect to the senior notes of that series has occurred and is continuing;

  . the holders of a majority in principal amount of the outstanding senior notes of that series have made written request to institute the proceeding;

  . the holder or holders have offered reasonable indemnity to the senior indenture trustee;

  . the senior indenture trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and

  . the senior indenture trustee has not received from the holders of a majority in principal amount of the outstanding senior notes of that series a direction inconsistent with the written request.

   Notwithstanding the foregoing, the holder of any senior note will have an absolute and unconditional right to receive payment of the principal of and any premium, interest and additional amounts on that senior note on its maturity date, or, in the case of redemption, the date of redemption, and to institute suit for the enforcement of any payment.

Notice of Default

   If an event occurs which is or would become an event of default with respect to any series of the senior notes, and the senior indenture trustee knows of the event, the senior indenture trustee shall mail to the holders of the affected senior notes a notice of the default within 90 days, unless the default has been cured or waived by the holders of the affected senior notes. However, except in the case of a default in the payment of any amounts due on senior notes of any series, the senior indenture trustee may withhold the notice if and so long as the directors and/or responsible officers of the senior indenture trustee determine in good faith that withholding the notice is in the interest of the holders of the affected senior notes.

   MRM is required to furnish annually to the senior indenture trustee an officers' certificate to the effect that, to the best knowledge of the officers providing the certificate, MRM is not in default under the senior indenture or, if there has been a default, specifying the default and its status.

Consolidation, Merger, Conveyance or Transfer

   The senior indenture provides that MRM may consolidate or merge with or into another entity, or convey, transfer or lease its properties and assets substantially as an entirety to any entity or permit an entity to convey, transfer or lease its properties and assets substantially as an entirety to it; provided, that:

  . the successor, if any, is a corporation existing under the laws of the United States of America, any State of the United States, the District of Columbia or Bermuda and expressly assumes by supplemental indenture all of MRM's obligations under the senior indenture and the senior notes;

  . immediately after giving effect to the transaction, no event of default, or event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

  . MRM delivers an officers' certificate and an opinion of counsel to the senior indenture trustee, each stating that the transaction complies with the senior indenture and all conditions precedent in the senior indenture relating to the consolidation, merger, conveyance or transfer have been complied with.

   Upon the assumption by the successor of MRM's obligations under the senior indenture and the senior notes, the successor will succeed to and be substituted for MRM under the senior indenture, and MRM will be relieved of all of its obligations under the senior indenture and the senior notes, except as otherwise specified in the applicable prospectus supplement.

Registration and Transfer

   If the senior notes of a series are to be redeemed, MRM will not be required to:

  . issue, register the transfer of or exchange any senior notes of that series during the 15 days immediately preceding the date notice is mailed identifying the senior notes that are called for redemption; or

  . register the transfer of or exchange any senior note selected for redemption, in whole or in part, except for the unredeemed portion of a senior note being redeemed in part.

Denominations

   The senior notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, without coupons, unless the applicable prospectus supplement states otherwise.

Payment and Paying Agent

   Principal of the senior notes will be paid only against surrender of the senior notes as specified in the senior indenture. Unless the applicable prospectus supplement states otherwise, interest on the senior notes will be payable, at MRM's option, (1) by check mailed to the address of the person entitled to the interest as the address appears in the security register for the senior notes or (2) by wire transfer to an account at a banking institution in the United States that the person entitled to the interest designates in writing to the senior indenture trustee at least 16 days prior to the date of payment.

   Unless the applicable prospectus supplement states otherwise, the senior indenture trustee will act as paying agent for the senior notes, and the principal corporate trust office of the senior indenture trustee will serve as the office through which the paying agent acts. MRM may designate additional paying agents, rescind the designation of any paying agents and/or approve a change in the office through which any paying agent acts.

   All moneys that MRM has paid to a paying agent for payment of principal of or interest on the senior notes that remain unclaimed at the end of two years after the principal or interest has become due and payable will be repaid to MRM at its request. Holders will thereafter look only to MRM for any payments.

Modification of the Senior Indenture

   MRM and the senior indenture trustee may amend or modify the senior indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding senior notes of each series of the senior notes affected by the amendment or modification voting as a class. No amendment or modification may, however, without the consent of the holder of each outstanding senior note affected by the amendment or modification:

  . change the stated maturity of the principal of, or any installment of principal of or premium, interest or additional amounts on, any senior note;

  . reduce the amount due and payable upon acceleration of the maturity of the senior note;

  . reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of any senior note, modify the calculation of the rate of interest or change the date on which any senior note may be redeemed;

  . change MRM's obligations to pay any additional amounts;

  . change the place of payment or currency of any payment on any senior note;

  . impair the right to institute suit for the enforcement of any payment on any senior note on or after the stated maturity of the payment or date of redemption;

  . reduce the percentage in principal amount of the senior notes of any series, the consent of whose holders is required to amend or modify the senior indenture, to waive compliance with specific provisions of the senior indenture or to waive specific defaults; or

  . modify any of the above provisions.

   In addition, MRM and the senior indenture trustee may, without the consent of any of the holders of the senior notes, execute supplemental indentures to:

  . create new series of senior notes;

  . cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the applicable senior indenture, in each case to the extent that the amendment does not adversely affect the interests of any holder of the senior notes in any material respect; and

  . make other changes that do not adversely affect the interests of the holders of the senior notes in any material respect;

as well as for various other purposes.

Waiver of Covenants and Defaults

   The holders of a majority in aggregate principal amount of the outstanding senior notes of any series may waive, for that series, MRM's compliance with any restrictive covenants described in this prospectus or in any prospectus supplement or included in any supplemental indenture. The holders of a majority in aggregate principal amount of the outstanding senior notes of any series with respect to which a default has occurred and is continuing may waive that default for that series, other than a default in any payment on any senior note of that series or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding senior note affected.

Defeasance and Covenant Defeasance

   The senior indenture provides, unless the terms of the particular series of senior notes provides otherwise, that MRM may be:

  . discharged from its obligations with respect to any senior notes or series of senior notes, which we refer to as "defeasance;" and/or

  . released from its obligations under any restrictive covenants described in any prospectus supplement or included in any supplemental indenture with respect to any senior notes or series of senior notes, which we refer to as "covenant defeasance."

   The senior indenture permits defeasance with respect to any senior notes of a series even if a prior covenant defeasance has occurred with respect to the senior notes of that series. Following a defeasance, payment of the senior notes defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the senior notes may not be accelerated by reference to the covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the amounts then due on the senior notes, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

   Upon a defeasance, the following rights and obligations will continue: (1) the rights of the holders of the senior notes of any series to receive from the defeasance trust any amounts due on the senior notes when payments are due; (2) MRM's obligations regarding the registration, transfer and exchange of the senior notes of any series; (3) MRM's obligation to maintain an office or agency in each place of payment; and (4) the survival of the senior indenture trustee's rights, powers, trusts, duties and immunities under the senior indenture.

   In connection with any defeasance or covenant defeasance, MRM must irrevocably deposit with the senior indenture trustee, in trust, money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay all amounts due on the senior notes on the maturity dates or upon redemption. MRM must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by MRM, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the senior indenture.

Information Concerning the Senior Indenture Trustee

   If an event of default shall occur and be continuing, the senior indenture trustee shall exercise its rights and powers under the senior indenture in the same manner and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs. Before proceeding to exercise any right or power under the senior indenture at the direction of the holders, the senior indenture trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with any direction of the holders.

   Chase Manhattan Trust Company, N.A., which is the senior indenture trustee, also serves as the subordinated note trustee under each subordinated indenture described below and as property trustee and guarantee trustee with respect to the preferred securities issued by each trust. Chase Manhattan Bank Delaware, an affiliate of Chase Manhattan Trust Company, N.A., serves as the Delaware trustee for each trust.

Governing Law

   The senior indenture and the senior notes will be governed by the laws of the State of New York, without regard to the conflict of law provisions thereof.

    DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES AND THE MRM NOTE GUARANTEES

   The junior subordinated notes of MRM will be issued pursuant to a subordinated indenture, as supplemented from time to time, between MRM and Chase Manhattan Trust Company, N.A., as the subordinated indenture trustee. The junior subordinated notes of Mutual Group will be issued pursuant to a subordinated indenture, as supplemented from time to time, among Mutual Group, MRM, as guarantor, and Chase Manhattan Trust Company, N.A., as subordinated indenture trustee. We have filed the base subordinated indentures as exhibits to the registration statement of which this prospectus is a part. You also may request a copy of the subordinated indentures from the subordinated indenture trustee at its corporate trust office in Philadelphia, Pennsylvania. Each subordinated indenture will be qualified under the Trust Indenture Act of 1939. The terms of each series of junior subordinated notes will include those stated in the applicable subordinated indenture and those made part of the applicable subordinated indenture by reference to the Trust Indenture Act.

   MRM and Mutual Group, each referred to as the issuing company, may each issue series of junior subordinated notes from time to time by entering into supplemental indentures with the subordinated indenture trustee or pursuant to resolutions of its board of directors or a duly authorized committee of its board. Any supplemental indenture or resolutions of either its board of directors or a duly authorized committee of its board will be executed at the time the issuing company issues any junior subordinated notes and will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

General

   The base subordinated indentures do not limit the aggregate principal amount of junior subordinated notes that the issuing company may issue. The junior subordinated notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

   The issuing company will issue the junior subordinated notes under the applicable subordinated indenture as one or more series of unsecured junior debt securities. The junior subordinated notes will be unsecured and subordinated in right of payment to all of the issuing company's existing and future senior indebtedness and will rank equal in priority with all of the issuing company's other unsecured and subordinated indebtedness.

   The applicable prospectus supplement and the applicable supplemental indenture for a particular series of junior subordinated notes will set forth the following terms of that series:

  . the title of the series;

  . any limit on the aggregate principal amount of the junior subordinated notes of the series;

  . the date or dates on which the principal of the junior subordinated notes of the series will be payable or the method for determining the date or dates;

  . whether the issuing company may shorten or extend the date on which the principal of any junior subordinated notes of the series is payable and, if so, the terms and conditions of any extension;

  . the rate or rates at which the junior subordinated notes of the series will bear interest, if any, or the method for determining the rate or rates, and the date or dates from which any interest will accrue;

  . the interest payment dates on which any interest will be payable and the regular record date, if any, for any interest payable on any interest payment date;

  . whether any of the terms of the applicable subordinated indenture described below under "--Option to Extend Interest Payment Date" will not apply to the junior subordinated notes of the series;

  . the place or places where payments on the junior subordinated notes of the series will be payable, if other than the principal corporate trust office of the subordinated indenture trustee;

  . the issuing company's obligation, if any, to redeem or purchase the junior subordinated notes of the series pursuant to any sinking fund, amortization or analogous provision and the terms and conditions on which the junior subordinated notes may be redeemed or purchased pursuant to any obligation;

  . the terms and conditions, if any, on which the junior subordinated notes of the series may be redeemed at the issuing company's option or at the option of the holder;

  . any index or formula for determining the amount of principal or any premium or interest on the junior subordinated notes of the series and the manner of determining those amounts;

  . the currency, currencies or currency units in which payments on the junior subordinated notes of the series will be payable, if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars for any purpose;

  . if the payments on the junior subordinated notes of the series is payable at the issuing company's option or the option of the holders of the junior subordinated notes, in one or more currencies or currency units other than those in which the junior subordinated notes are stated to be payable, the currency, currencies or currency units in which the payments on the junior subordinated notes may be payable and the terms and conditions of the option;

  . the portion of the principal amount of the junior subordinated notes of the series that will be payable upon declaration of acceleration of maturity, if other than the entire principal amount;

  . whether any of the terms of the applicable subordinated indenture described below under "--Defeasance and Covenant Defeasance" will not apply to the junior subordinated notes of the series;

  . whether any of the junior subordinated notes of the series will be issuable as global securities and, if so, the depositary and any provisions for the transfer or exchange of the global securities, if different from those described below under "--Global Securities";

  . any addition to, deletion from or change in events of default or covenants with respect to the junior subordinated notes of the series and any change in the right of the subordinated indenture trustee or the holders of the junior subordinated notes to accelerate the maturity of the junior subordinated notes; and

  . any other terms of the junior subordinated notes of the series.

   Unless the applicable prospectus supplement states otherwise, the issuing company will issue the junior subordinated notes only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the junior subordinated notes. The issuing company may, however, require payment to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

   The interest rate and interest and other payment dates of each series of junior subordinated notes issued to a trust will correspond to those of the applicable preferred securities of the trust.

MRM Note Guarantee

   Unless provided otherwise in a prospectus supplement, MRM will fully and unconditionally guarantee all payments with respect to each series of junior subordinated notes issued by Mutual Group. Unless provided otherwise in a prospectus supplement, each MRM note guarantee will be unsecured indebtedness of MRM and will be subordinated in right of payment to all MRM's existing and future senior indebtedness. Each MRM note guarantee will be effectively subordinated to any secured indebtedness of MRM to the extent of the value of the assets securing the secured indebtedness. Each MRM note guarantee will also rank equally with any other MRM note guarantee of any series of junior subordinated notes issued by Mutual Group. As a result, in the event of MRM's bankruptcy, liquidation or reorganization or upon acceleration of any series of junior subordinated notes due to an event of default, MRM's assets will be available to pay MRM's obligations on an MRM note guarantee only after all secured and senior indebtedness of MRM has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness of MRM has been made.

There may not be sufficient assets remaining to pay amounts due on any or all of the MRM note guarantees. Each MRM note guarantee will also be effectively subordinated to the indebtedness and other liabilities of MRM's subsidiaries. Each MRM note guarantee does not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by MRM or its subsidiaries. The incurrence of additional secured and senior indebtedness and other liabilities by MRM or its subsidiaries could adversely affect MRM's ability to pay its obligations on an MRM note guarantee.

  Each MRM note guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue MRM to enforce its rights under the MRM note guarantee without first suing any other person or entity.

Additional Amounts

   MRM will make all payments on any series of junior subordinated notes issued by MRM and all payments under each MRM note guarantee without withholding or deduction for any taxes, fees, duties, assessments or governmental charges imposed or levied by Bermuda or any other jurisdiction in which MRM or any successor is organized or resident for tax purposes or any political subdivision or taxing authority of Bermuda or any of those other jurisdictions. If any withholding or deduction is required by law, MRM will pay to the holder of the junior subordinated notes additional amounts as may be necessary so that every net payment made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable junior subordinated note and the applicable subordinated indenture. MRM will not be required to pay any additional amounts as a result of:

  . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the junior subordinated note, other than a trust, was a resident or national of or had other specified connections with the relevant taxing authority;

  . the imposition of any tax, fee duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the junior subordinated note, other than a trust, presented the junior subordinated note for payment more than 30 days after it was due and payable;

  . any estate, inheritance, gift, sale or other similar tax, assessment or governmental charge; or

  . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the junior subordinated note, other than a trust, failed to comply, within 90 days, with any reasonable request by MRM addressed to the holder or beneficial owner relating to the provision of information required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.

Subordination

   Each series of the junior subordinated notes will be unsecured indebtedness of the issuing company and will be subordinated in right of payment to all of the issuing company's existing and future senior indebtedness. The junior subordinated notes will be effectively subordinated to any secured indebtedness of the issuing company to the extent of the value of the assets securing the secured indebtedness. As a result, in the event of the issuing company's bankruptcy, liquidation or reorganization or upon acceleration of the junior subordinated notes due to an event of default, the issuing company's assets will be available to pay its obligations on the junior subordinated notes only after all senior indebtedness has been paid in full in cash or other payment satisfactory to the holders of the senior indebtedness has been made. In addition, any assets securing secured indebtedness will be available to pay the issuing company's obligations under the junior subordinated notes only after all secured indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the junior subordinated notes then outstanding. The junior subordinated notes will also be effectively subordinated to the indebtedness and other liabilities of the issuing company's subsidiaries.

   No payment with respect to the junior subordinated notes of any series may be made if any senior indebtedness of the issuing company is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist. If the maturity of any senior indebtedness has been accelerated because of a default, payments on the junior subordinated notes may not be made until the accelerated indebtedness has been paid in full or the acceleration rescinded.

   Except as otherwise provided in the applicable prospectus supplement, the subordinated indentures do not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by the issuing company or its subsidiaries. The incurrence of additional secured and senior indebtedness and other liabilities by the issuing company or its subsidiaries could adversely affect the issuing company's ability to pay its obligations on the junior subordinated notes.

   The term "senior indebtedness" is defined in each subordinated indenture to mean, with respect to any issuing company of junior subordinated notes, the principal of, and any premium and interest on and any other payment in respect of, indebtedness due pursuant to any of the following, whether outstanding at the date of execution of each subordinated indenture or incurred after the date of execution:

  . all indebtedness of the applicable issuing company for money borrowed or evidenced by notes, debentures, bonds or other instruments, except for indebtedness of the issuing company to an affiliate;

  . all indebtedness of others of the kinds described in the preceding clause assumed by or guaranteed in any manner by the applicable issuing company; and

  . all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses;

unless the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that the indebtedness, renewal, extension or refunding is not superior in right of payment to or is equal in right of payment with or subordinated to each series of the junior subordinated notes. Any senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions in each subordinated indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

Global Securities

   Some or all of the junior subordinated notes of a series may be represented in whole or in part by one or more global securities deposited with or on behalf of one or more depositaries. The applicable prospectus supplement will describe the terms of any depositary arrangement. Unless the applicable prospectus supplement states otherwise, the following provisions will apply to all depositary arrangements for any junior subordinated notes represented by global securities.

   Each series of the junior subordinated notes that are to be represented by a global security deposited with or on behalf of a depositary will be represented by a global security registered in the name of that depositary or its nominee. Upon the issuance of a global security in registered form, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amount of the applicable junior subordinated notes represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee. These institutions are generally brokers, dealers, banks and other financial institutions, and are referred to as participants. The accounts to be credited will be designated by the underwriters or agents of the applicable junior subordinated notes or by the issuing company if the applicable junior subordinated notes are offered and sold directly by the issuing company. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Any person who holds a brokerage account with a participant may purchase the junior subordinated notes through the participant. Ownership of beneficial interests by participants in the global securities will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in global securities by persons that hold through participants will be effected only through records maintained by the applicable participant. Some insurance companies and other institutions are required by law to hold their investment securities in definitive form, so an investor may not be able to sell its junior subordinated notes to those entities.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the junior subordinated notes represented by the global security for all purposes under the subordinated indenture. Except as set forth below, owners of beneficial interests in the global security will not be entitled to have the junior subordinated notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the junior subordinated notes in definitive form and will not be considered the owners or holders of the junior subordinated notes under the subordinated indenture.

   Payments on junior subordinated notes registered in the name of or held by a depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing the junior subordinated notes. None of the issuing company, MRM, as guarantor, if applicable, the subordinated indenture trustee, any paying agent or the registrar and transfer agent for the applicable series of junior subordinated notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for the applicable series of junior subordinated notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that a depositary for each series of junior subordinated notes, upon receipt of any payments in respect of a global security, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of each participant.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be entitled to direct the actions of the subordinated indenture trustee upon an event of default. However, we expect that a depositary for each series of the junior subordinated notes upon receiving notice of an event of default, will immediately solicit the participants regarding any action to be taken. We also expect that the participants will act in accordance with standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will, in turn, solicit the owners of the beneficial interests regarding any action to be taken upon any event of default.

   A global security may not be transferred, in whole or in part, except by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor depositary. If a depositary for the junior subordinated notes of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the applicable issuing company within 90 days or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be registered to act as the depositary and no successor is appointed by the applicable issuing company within 90 days or an event of default has occurred and is continuing, then the applicable issuing company will issue the junior subordinated notes in definitive registered form in exchange for the global security or global securities representing the applicable junior subordinated notes. In addition, the issuing company may, at any time, determine not to have any junior subordinated notes represented by one or more global securities and, in that event, will issue the applicable junior subordinated notes in definitive registered form in exchange for the global securities representing the applicable junior subordinated notes. In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of the applicable junior subordinated notes represented by the global security equal in principal amount to its beneficial interest and to have the applicable junior subordinated notes registered in its name.

Option to Extend Interest Payment Date

   If provided in the related prospectus supplement, the issuing company will have the right at any time and from time to time during the term of any series of junior subordinated notes issued to a trust to defer payment of interest for the number of consecutive interest payment periods as may be specified in the related prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement. No interest deferral period, however, may extend beyond the stated maturity of the series of junior subordinated notes. The United States federal income tax consequences and special considerations related to a deferral will be described in the related prospectus supplement.

Events of Default

   The following will be events of default under each subordinated indenture with respect to each series of junior subordinated notes unless the particular event of default is not applicable to the particular series of junior subordinated notes or unless the particular event of default is deleted or modified in a supplemental indenture as stated in the applicable prospectus supplement:

  . the issuing company fails to pay principal of or any premium on any junior subordinated note of that series, or any additional amounts related to principal or premium, on its due date;

  . the issuing company fails to pay any interest on any junior subordinated note of that series, or any additional amounts related to interest, within 30 days from its due date, after taking into account any permitted deferral of interest payments by the issuing company under the terms of the junior subordinated notes;

  . the issuing company fails to make any sinking fund payment on its due date;

  . the issuing company or, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, MRM fails to perform any of its covenants in the subordinated indenture, excluding a covenant not applicable to the affected series, for 30 days after the subordinated indenture trustee or the holders of at least 25% in principal amount of the outstanding junior subordinated notes of that series give the issuing company and MRM, as guarantor, if applicable, written notice of the default and require that the issuing company or MRM, as guarantor, if applicable, remedy the breach. However, the 30-day period may be extended by either the subordinated indenture trustee or the subordinated indenture trustee and the holders of at least the same principal amount of junior subordinated notes of that series that had given notice of default;

  . the issuing company or MRM, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, defaults under any (1) indebtedness for any money borrowed, including any other series of debt securities, (2) mortgage, indenture or other instrument under which there may be issued or may be secured or evidenced any indebtedness for money borrowed or (3) guarantee of payment for money borrowed, and any default consists of a payment default at the stated maturity of the indebtedness, after giving effect to any applicable grace period, or results in the indebtedness becoming due or being declared due prior to its stated maturity; provided, that a default shall exist under this clause only if the aggregate principal amount outstanding under all of the indebtedness that is so in default or that has become due or been declared due prior to its stated maturity, as the case may be, exceeds $40,000,000 and the default has not been cured, the accelerated indebtedness has not been discharged or the acceleration of the indebtedness has not been rescinded or annulled, in each case, within 10 days after the subordinated indenture trustee or the holders of at least 25% in principal amount of the junior subordinated notes give the issuing company and MRM, as guarantor, if applicable, written notice of the default and require that the issuing company or MRM, as guarantor, if applicable, remedy the breach;

  . the issuing company or, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, MRM fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $40,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  . the issuing company or, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, MRM files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; and

  . any other event of default specified in the applicable prospectus supplement occurs.

   If the issuing company or, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, MRM files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur, all unpaid principal and accrued interest, premium and additional amounts on the junior subordinated notes will automatically be immediately due and payable. If any other event of default with respect to the junior subordinated notes of a series occurs and is continuing, then the subordinated indenture trustee or the holders of not less than 25% in principal amount of the outstanding junior subordinated notes of that series may, by notice to the issuing company, and, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, MRM and to the subordinated indenture trustee if given by the holders, declare to be immediately due and payable all unpaid principal and accrued interest, premium and additional amounts on all junior subordinated notes of that series. At any time after a declaration of acceleration has been made with respect to the junior subordinated notes of a series and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding junior subordinated notes may rescind any declaration of acceleration with respect to the junior subordinated notes and its consequences if:

  . the issuing company or, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, MRM deposits with the subordinated indenture trustee funds sufficient to pay all overdue principal of and any premium, interest and additional amounts on the applicable junior subordinated notes, any other amounts due to the subordinated indenture trustee and, to the extent that payment of the interest is lawful, interest on the overdue interest and additional amounts; and

  . all existing events of default with respect to the applicable junior subordinated notes have been cured or waived except non-payment of principal on the junior subordinated notes that has become due solely because of the acceleration.

   The holders of a majority in principal amount of the outstanding junior subordinated notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the subordinated indenture trustee or to direct the exercise of any trust or power conferred on the subordinated indenture trustee with respect to the junior subordinated notes of that series.

   No holder of a junior subordinated note of any series will have any right to institute a proceeding with respect to the applicable subordinated indenture or for any remedy under the applicable subordinated indenture unless:

  . that holder has previously given the subordinated indenture trustee written notice that an event of default with respect to the junior subordinated notes of that series has occurred and is continuing;

  . the holders of a majority in principal amount of the outstanding junior subordinated notes of that series have made written request to institute the proceeding;

  . the holder or holders have offered reasonable indemnity to the subordinated indenture trustee;

  . the subordinated indenture trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and

  . the subordinated indenture trustee has not received from the holders of a majority in principal amount of the outstanding junior subordinated notes of that series a direction inconsistent with the written request.

   Notwithstanding the foregoing, the holder of any junior subordinated note will have an absolute and unconditional right to receive payment of the principal of and any premium, interest and additional amounts on that junior subordinated note on its maturity date, or, in the case of redemption, the date of redemption, and to institute suit for the enforcement of any payment against the issuing company and MRM, as guarantor, if applicable.

Notice of Default

   If an event occurs which is or would become an event of default with respect to any series of the junior subordinated notes, and the subordinated indenture trustee knows of the event, the subordinated indenture trustee shall mail to the holders of the affected junior subordinated notes a notice of the default within 90 days, unless the default has been cured or waived by the holders of the affected junior subordinated notes. However, except in the case of a default in the payment of any amounts due on junior subordinated notes of any series, the subordinated indenture trustee may withhold the notice if and so long as the directors and/or responsible officers of the subordinated indenture trustee determine in good faith that withholding the notice is in the interest of the holders of the affected junior subordinated notes.

   The issuing company and, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, MRM are required to furnish annually to the subordinated indenture trustee an officers' certificate to the effect that, to the best knowledge of the officers providing the certificate, it is not in default under the applicable subordinated indenture or, if there has been a default, specifying the default and its status.

Consolidation, Merger, Conveyance or Transfer

   The Mutual Group subordinated indenture provides that Mutual Group may consolidate or merge with or into another entity, or convey, transfer or lease its properties and assets substantially as an entirety to any entity or permit an entity to convey, transfer or lease its properties and assets substantially as an entirety to it; provided, that:

  . the successor, if any, is a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and expressly assumes by supplemental indenture all of Mutual Group's obligations under the Mutual Group subordinated indenture and the related junior subordinated notes;

  . immediately after giving effect to the transaction, no event of default, or event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

  . Mutual Group delivers an officers' certificate and an opinion of counsel to the subordinated indenture trustee, each stating that the transaction complies with the applicable subordinated indenture and all conditions precedent in the applicable subordinated indenture relating to the consolidation, merger, conveyance or transfer have been complied with.

   Upon the assumption by the successor of Mutual Group's obligations under the subordinated indenture and the junior subordinated notes, the successor will succeed to and be substituted for Mutual Group under the applicable subordinated indenture, and Mutual Group will be relieved of all of its obligations under the applicable subordinated indenture and the related junior subordinated notes, except as otherwise specified in any applicable prospectus supplement.

   Each subordinated indenture provides that MRM may consolidate or merge with or into another entity, or convey, transfer or lease its properties and assets substantially as an entirety to any entity or permit an entity to convey, transfer or lease its properties and assets substantially as an entirety to it; provided, that:

  . the successor, if any, is a corporation organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or Bermuda and expressly assumes by supplemental indenture all of MRM's obligations under the applicable subordinated indenture and the related junior subordinated notes or the MRM note guarantee, as the case may be;

  . immediately after giving effect to the transaction, no event of default, or event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

  . MRM delivers an officers' certificate and an opinion of counsel to the subordinated indenture trustee, each stating that the transaction complies with the applicable subordinated indenture and all conditions precedent in the applicable subordinated indenture relating to the consolidation, merger, conveyance or transfer have been complied with.

   Upon the assumption by the successor of MRM's obligations under the subordinated indenture, the junior subordinated notes and the MRM note guarantee, if applicable, the successor will succeed to and be substituted for MRM under the applicable subordinated indenture, and MRM will be relieved of all of its obligations under the applicable subordinated indenture, the related junior subordinated notes and the MRM note guarantee, if applicable, except as otherwise specified in any applicable prospectus supplement.

Registration and Transfer

   If the junior subordinated notes of a series are to be redeemed, the issuing company will not be required to:

  . issue, register the transfer of or exchange any junior subordinated notes of that series during the 15 days immediately preceding the date notice is mailed identifying the junior subordinated notes that are called for redemption; or

  . register the transfer of or exchange any junior subordinated note selected for redemption, in whole or in part, except for the unredeemed portion of any junior subordinated note being redeemed in part.

Denominations

   Each series of the junior subordinated notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, without coupons, unless the applicable prospectus supplement states otherwise.

Payment and Paying Agent

   Principal of each series of the junior subordinated notes will be paid only against surrender of the applicable junior subordinated notes as specified in the applicable subordinated indenture. Unless the applicable prospectus supplement states otherwise, interest on each series of the junior subordinated notes will be payable, at the issuing company's option, (1) by check mailed to the address of the person entitled to the interest as the address appears in the security register for the applicable junior subordinated notes or (2) by wire transfer to an account at a banking institution in the United States that the person entitled to the interest designates in writing to the subordinated indenture trustee at least 16 days prior to the date of payment.

   Unless the applicable prospectus supplement states otherwise, the subordinated indenture trustee will act as paying agent for each series of the junior subordinated notes, and the principal corporate trust office of the subordinated indenture trustee will serve as the office through which the paying agent acts. The issuing company may designate additional paying agents, rescind the designation of any paying agents and/or approve a change in the office through which any paying agent acts.

   All moneys that the issuing company has paid to a paying agent for payment of principal of or interest on each series of the junior subordinated notes that remain unclaimed at the end of two years after the principal or interest has become due and payable will be repaid to the issuing company at its request. Holders will thereafter look only to the issuing company for any payments.

Modification of the Subordinated Indenture

   The issuing company, MRM, as guarantor, if applicable, and the subordinated indenture trustee may amend or modify the subordinated indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated notes of each series of the junior subordinated notes affected by the amendment or modification voting as a class. No amendment or modification may, however, without the consent of the holder of each outstanding junior subordinated note affected by the amendment or modification:

  . change the stated maturity of the principal of, or any installment of principal of or premium, interest or additional amounts on any junior subordinated note;

  . reduce the amount due and payable upon acceleration of the maturity of the junior subordinated note;

  . reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of any junior subordinated note, modify the calculation of the rate of interest or change the date on which any junior subordinated note may be redeemed;

  . change the place of payment or currency of any payment on any junior subordinated note;

  . change MRM's obligations to pay any additional amounts;

  . impair the right to institute suit for the enforcement of any payment on any junior subordinated note on or after the stated maturity of the payment or date of redemption;

  . alter the subordination provisions in a manner that would adversely affect the interests of any holder of the junior subordinated notes in any material respect;

  . reduce the percentage in principal amount of the junior subordinated notes of any series, the consent of whose holders is required to amend or modify the subordinated indenture, to waive compliance with specific provisions of the subordinated indenture or to waive specific defaults;

  . modify the provisions of the MRM guarantee; or

  . modify any of the above provisions.

   In addition, the issuing company, MRM, as guarantor, if applicable, and the subordinated indenture trustee may execute supplemental indentures to:

  . create new series of junior subordinated notes;

  . cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision or make provisions not inconsistent with any other provisions with respect to matters on questions arising under the applicable subordinated indenture, in each case to the extent that the amendment does not adversely affect the interests of any holder of the junior subordinated notes in any material respect; and

  . make other changes that do not adversely affect the interests of the holders of the junior subordinated notes in any material respect;

as well as for various other purposes.

   Each subordinated indenture may not be amended to alter the subordination of any junior subordinated notes without the written consent of each holder of senior indebtedness then outstanding that would be adversely affected by the alteration.

Waiver of Covenants and Defaults

   The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any series may waive, for that series, the issuing company's and/or, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, MRM's compliance with any restrictive covenants described in any prospectus supplement or included in any supplemental indenture. The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any series with respect to which a default has occurred and is continuing may waive that default for that series, other than a default in any payment on any junior subordinated note of that series or a default with respect to a covenant or provision under the subordinated indenture that cannot be amended or modified without the consent of the holder of each outstanding junior subordinated note affected.

Defeasance and Covenant Defeasance

   The subordinated indentures provide, unless the terms of the particular series of junior subordinated notes provide otherwise, that:

  . the issuing company may be discharged from its obligations with respect to any junior subordinated notes or series of junior subordinated notes and, in the case of junior subordinated notes issued by Mutual Group and guaranteed by MRM, MRM may be discharged from its obligations with respect to the related MRM note guarantee, each of which we refer to as "defeasance;" and/or

  . the issuing company and MRM, as guarantor, if applicable, may be released from their obligations under any restrictive covenants described in any prospectus supplement or included in any supplemental indenture with respect to any junior subordinated notes or series of junior subordinated notes and the related MRM note guarantee, which we refer to as "covenant defeasance."

   Each subordinated indenture permits defeasance with respect to any junior subordinated notes of a series even if a prior covenant defeasance has occurred with respect to the junior subordinated notes of that series. Following a defeasance, payment of the junior subordinated notes defeased and the MRM note guarantee, if applicable, may not be accelerated because of an event of default. Following a covenant defeasance, payment of the junior subordinated notes defeased and the MRM note guarantee, if applicable, may not be accelerated by reference to the covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the amounts then due on the junior subordinated notes since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

   Upon a defeasance, the following rights and obligations will continue: (1) the rights of the holders of the junior subordinated notes of any series to receive from the defeasance trust payments due on the junior subordinated notes when payments are due, (2) the issuing company's obligations regarding the registration, transfer and exchange of the junior subordinated notes of any series, (3) the obligation of the issuing company and MRM, as guarantor, if applicable, to maintain an office or agency in each place of payment and (4) the survival of the subordinated indenture trustee's rights, powers, trusts, duties and immunities under the applicable subordinated indenture.

   In connection with any defeasance or covenant defeasance, the issuing company or MRM, as guarantor, if applicable, must irrevocably deposit with the subordinated indenture trustee, in trust, money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay all amount due on the junior subordinated notes on the maturity dates or upon redemption. The issuing company or MRM, as guarantor, if applicable, must also deliver to the trustee an opinion of counsel to the effect that the holders of the junior subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuing company, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the subordinated indenture.

Information Concerning the Subordinated Indenture Trustee

   In case an event of default shall occur and be continuing, the subordinated indenture trustee shall exercise its rights and powers under the applicable subordinated indenture in the same manner and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs. Before proceeding to exercise any right or power under the applicable subordinated indenture at the direction of the holders, the subordinated indenture trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with any direction of the holders.

   Chase Manhattan Trust Company, N.A., which is the subordinated indenture trustee, also serves as the senior indenture trustee and as property trustee and guarantee trustee with respect to the preferred securities issued by the trusts. Chase Manhattan Bank Delaware, an affiliate of Chase Manhattan Trust Company, N.A., serves as the Delaware trustee for each trust.

Governing Law

   The subordinated indentures, the junior subordinated notes and the MRM note guarantees will be governed by the laws of the State of New York, without regard to the conflict of laws provisions thereof.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   The preferred securities of each trust will be issued pursuant to a trust agreement for that trust, as subsequently amended and restated, among Mutual Group, Chase Manhattan Trust Company, N.A., as the property trustee, Chase Manhattan Bank Delaware, as the Delaware trustee, the three administrative trustees and the holders from time to time of the applicable trust's preferred and common securities. We have filed the trust agreements and forms of each amended and restated trust agreement as exhibits to the registration statement of which this prospectus is a part. You also may request a copy of the trust agreements from the property trustee at its corporate trust office in Philadelphia, Pennsylvania. Each trust agreement will be qualified under the Trust Indenture Act of 1939. The terms of the preferred securities of a trust will include those stated in the applicable trust agreement and those made part of the trust agreement by reference to the Trust Indenture Act. The amended and restated trust agreement for a trust will be executed at the time the trust issues any preferred securities and will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

General

   The trust agreement for each trust authorizes the administrative trustees to issue on behalf of the trust preferred securities that have the terms described in this prospectus and in the applicable prospectus supplement. The preferred securities will represent undivided beneficial interests in the assets of the applicable trust. The proceeds from the sale of each trust's preferred and common securities will be used by the trust to purchase a series of junior subordinated notes issued by Mutual Group or MRM, as the case may be. The junior subordinated notes will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities of the applicable trust.

   The terms of the preferred securities of each trust will mirror the terms of the junior subordinated notes held by the applicable trust. If interest payments on the junior subordinated notes held by the applicable trust are deferred as described above, distributions on the preferred securities will also be deferred. The assets of the trust available for distribution to the holders of its preferred securities generally will be limited to payments under the series of junior subordinated notes held by the trust and under the related MRM note guarantee, if applicable.

   Under the preferred securities guarantee for each trust, the issuing company will agree to make payments of distributions and payments on redemption or liquidation with respect to the trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. If Mutual Group issues junior subordinated notes to a trust, MRM will also guarantee Mutual Group's obligations under its preferred securities guarantee. See "Description of the Preferred Securities Guarantees and the MRM Trust Guarantees." The issuing company's obligations under the applicable preferred securities guarantee, trust agreement, subordinated indenture and related junior subordinated notes and, if applicable, MRM's obligations under the MRM note guarantee and the MRM trust guarantee will provide a full, irrevocable and unconditional guarantee by MRM of amounts due on the preferred securities issued by each trust.

   The prospectus supplement relating to the preferred securities of each trust will describe the specific terms of the preferred securities, including:

  . the name of the preferred securities;

  . the dollar amount and number of preferred securities issued;

  . the annual distribution rate, or method of determining the rate, of distributions on the preferred securities, and date or dates from which any distributions will accrue;

  . the payment date and the record date used to determine the holders who are to receive distributions on the preferred securities;

  . the right, if any, to defer distributions on the preferred securities upon extension of the interest payment periods of the related junior subordinated notes;

  . the applicable trust's obligation, if any, to redeem or purchase the preferred securities and the terms and conditions on which the preferred securities may be redeemed or purchased pursuant to any obligation;

  . the terms and conditions, if any, on which the preferred securities may be redeemed at the applicable trust's option or at the option of the holders;

  . the terms and conditions, if any, upon which the related junior subordinated notes may be distributed to holders of the preferred securities;

  . the voting rights, if any, of the holders of the preferred securities;

  . whether the preferred securities are to be issued in book-entry form and represented by one or more global securities and, if so, the depository and any provisions for the transfer or exchange of the global securities, if different from those described below under "--Global Securities;" and

  . any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

   The prospectus supplement will describe various United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities.

Global Securities

   Some or all of the preferred securities of a series may be represented in whole or in part by one or more global securities deposited with or on behalf of one or more depositaries. The applicable prospectus supplement will describe the terms of any depositary arrangement. Unless the applicable prospectus supplement states otherwise, the following provisions will apply to all depositary arrangements for any preferred securities represented by global securities.

   Preferred securities represented by a global security deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security in registered form, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the preferred securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee. These institutions are generally brokers, dealers, banks and other financial institutions and are often referred to as participants. The accounts to be credited will be designated by the underwriters or agents of the preferred securities or by the applicable trust, if the preferred securities are offered and sold directly by the trust. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Any person who holds a brokerage account with a participant may purchase the preferred securities through the participant. Ownership of beneficial interests by participants in the global securities will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in global securities by persons that hold through participants will be effected only through records maintained by the applicable participant. Some insurance companies and other institutions are required by law to hold their investment securities in definitive form, so an investor may not be able to sell its preferred securities to those entities.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by the global security for all purposes under the applicable trust agreement. Except as set forth below, owners of beneficial interests in the global security will not be entitled to have the preferred securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the preferred securities in definitive form and will not be considered the owners or holders of the preferred securities under the applicable trust agreement.

   Payments on preferred securities registered in the name of or held by a depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing the preferred securities. None of MRM, Mutual Group, the trusts, the property trustee, the Delaware trustee, any paying agent or the registrar and transfer agent for the preferred securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for the preferred securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that a depositary for the preferred securities of a series, upon receipt of any payments in respect of a global security, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of each participant.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be entitled to direct the actions of the property trustee upon an event of default. However, we expect that a depositary for the preferred securities of a series, upon receiving notice of an event of default, will immediately solicit the participants regarding any action to be taken. We also expect that the participants will act in accordance with standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will, in turn, solicit the owners of the beneficial interests regarding any action to be taken upon any event of default.

   A global security may not be transferred, in whole or in part, except by the depositary for the global security, to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor depositary. If a depositary for the preferred securities of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the administrative trustees within 90 days or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be registered to act as the depositary and no successor is appointed by the administrative trustees within 90 days or if an event of default has occurred and is continuing, then the applicable trust will issue the preferred securities in definitive registered form in exchange for the global security or global securities representing the preferred securities. In addition, the administrative trustees may, at any time, determine not to have any preferred securities represented by one or more global securities and, in that event, the applicable trust will issue the preferred securities in definitive registered form in exchange for the global securities representing the preferred securities. In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of the preferred securities represented by the global security equal in principal amount to its beneficial interest and to have the preferred securities registered in its name.

Liquidation Distribution Upon Dissolution

   Unless otherwise specified in an applicable prospectus supplement, each trust agreement will provide that the trust will be dissolved:

  . upon the expiration of the term of the trust;

  . upon the bankruptcy, dissolution or liquidation of Mutual Group or MRM;

  . upon the direction of Mutual Group to the property trustee to dissolve the trust and distribute the related junior subordinated notes directly to the holders of the preferred and common securities of the trust;

  . upon the redemption of all of the common and preferred securities of the trust in connection with the redemption of all of the related junior subordinated notes; or

  . upon entry of a court order for the dissolution of the trust.

   Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after the trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities of a trust will be entitled to receive:

  . the related junior subordinated notes in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

  . if any distribution of the related junior subordinated notes is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

   If a trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the subordinated indenture has occurred and is continuing with respect to any related junior subordinated notes, the total amounts due on the preferred securities of the trust will be paid before any distribution on the common securities of the trust is made.

Events of Default

   The following will be events of default under each trust agreement:

  . an event of default under the subordinated indenture occurs with respect to any related junior subordinated notes;

  . the trust fails to pay any redemption price on any preferred securities on its due date;

  . the trust fails to pay any distribution on the preferred securities within 30 days from its due date;

  . the trustees fail to perform any of the covenants in the trust agreement, other than the covenants in the two prior bullet points, for 30 days after the holders of at least 25% of the aggregate liquidation amount of the outstanding preferred securities give Mutual Group, MRM and the trustees written notice of the default and require that they remedy the breach. However, the 30-day period may be extended by the holders of at least the same aggregate liquidation amount of the outstanding preferred securities that had initially given notice of the default; or

  . the property trustee files for bankruptcy or other events of bankruptcy, insolvency or reorganization occur with respect to the property trustee and a successor property trustee is not appointed within 90 days.

   If an event of default with respect to related junior subordinated notes occurs and is continuing under the applicable subordinated indenture, and the subordinated indenture trustee or the holders of not less than 25% in principal amount of the related junior subordinated notes outstanding fail to declare the unpaid principal of and all other amounts with respect to all of the related junior subordinated notes to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities will have the right to declare the unpaid principal of and all other amounts with respect to the related junior subordinated notes immediately due and payable by providing notice to the issuing company and MRM, as guarantor, if applicable, the property trustee and the subordinated indenture trustee.

   At any time after a declaration of acceleration has been made with respect to a series of related junior subordinated notes and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate liquidation amount of the preferred securities may rescind any declaration of acceleration with respect to the related junior subordinated notes and its consequences:

  . if the issuing company or MRM, as guarantor, if applicable, deposits with the trustee funds sufficient to pay all overdue principal of and premium, interest and additional amounts on the related junior subordinated notes and any other amounts due to the subordinated indenture trustee and the property trustee; and

  . if all existing events of default with respect to the related junior subordinated notes have been cured or waived except non-payment of principal on the related junior subordinated notes that has become due solely because of the acceleration.

   The holders of a majority in liquidation amount of the preferred securities of a trust may waive any past default under the subordinated note indenture with respect to the related junior subordinated notes, other than a default in any payment on any related junior subordinated notes or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding related junior subordinated note affected. In addition, the holders of at least a majority in liquidation amount of the preferred securities of a trust may waive any past default under the trust agreement.

   The holders of a majority in liquidation amount of the preferred securities of a trust shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the applicable trust agreement.

   A holder of preferred securities of a trust may institute a legal proceeding directly against the issuing company of the related junior subordinated notes and MRM, as guarantor, if applicable, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to the holder of the principal of and any premium, interest or additional amounts on related junior subordinated notes having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder if the issuing company or MRM, as guarantor, if applicable, fails to pay any amounts on the related junior subordinated notes when payable. The issuing company, MRM, as guarantor, if applicable, and the subordinated indenture trustee may not amend or modify the subordinated indenture to eliminate the preferred securities holders' right to institute a direct legal action without the consent of the holders of each outstanding preferred security.

Notice of Default

   If an event occurs which is or would become an event of default with respect to any preferred securities, and the property trustee knows of the event, the property trustee shall mail to the holders of the affected preferred securities a notice of the default within 90 days, unless the default has been cured or waived by the holders of the affected preferred securities. However, except in the case of a default in the payment of any amounts due on preferred securities, the property trustee may withhold the notice if and so long as the directors and/or responsible officers of the property trustee determine in good faith that withholding the notice is in the interest of the holders of the affected preferred securities.

   Mutual Group and the administrative trustees of each trust are required to furnish annually to the property trustee an officers' certificate to the effect that, to the best knowledge of the officers providing the certificate, it is not in default under the applicable trust agreement or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

   None of the trusts may consolidate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below. A trust may, without the consent of the holders of the outstanding preferred securities, consolidate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any State if:

  . the successor entity either:

    . expressly assumes all of the obligations of the trust relating to its preferred securities; or

    . substitutes for the trust's preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

  . Mutual Group appoints a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

  . the preferred securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

  . the event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

  . the event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;

  . the successor entity has a purpose substantially identical to that of the trust;

  . prior to the merger event, Mutual Group has received an opinion of counsel from a nationally recognized law firm stating that:

    . the event does not adversely affect the rights, preferences and privileges of the holders of the trust's preferred securities or any successor securities in any material respect;

    . following the event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

    . neither the trust nor the successor entity will be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes; and

  . Mutual Group or its permitted transferee owns all of the common securities of the successor entity and MRM guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the preferred securities guarantee.

   In addition, unless all of the holders of the preferred securities of a trust approve otherwise, the trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

   Unless otherwise specified in the prospectus supplement, the holders of the preferred securities of a trust will have no voting rights except as discussed below and under "--Events of Default," "--Amendment of the Trust Agreement," "--Removal and Replacement of Trustees" and "Description of the Preferred Securities Guarantees--Amendments and Assignment," and as otherwise required by law.

   If any proposed amendment to a trust agreement provides for, or the administrative trustees of a trust otherwise propose to effect:

  . any action that would adversely affect the powers, preferences or special rights of the preferred securities of the trust in any material respect, whether by way of amendment to the applicable trust agreement or otherwise; or

  . the dissolution, winding-up or termination of the trust other than pursuant to the terms of the applicable trust agreement,

then the holders of the preferred securities of the trust as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities of the trust.

   Without obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities of a trust, the trustees of a trust may not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee for any related junior subordinated notes or direct the exercise of any trust or power conferred on the property trustee with respect to the preferred securities of the trust;

  . waive any default that is waivable under the subordinated indenture with respect to any related junior subordinated notes;

  . cancel an acceleration of the principal of any related junior subordinated notes; or

  . consent to any amendment, modification or termination of the subordinated indenture or any related junior subordinated notes where consent is required.

However, if a consent under the subordinated indenture requires the consent of each affected holder of the related junior subordinated notes, then the property trustee must obtain the prior consent of each holder of the preferred securities of the trust. In addition, before taking any of the foregoing actions, the property trustee shall obtain an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

   The property trustee will notify all preferred securities holders of the trust of any notice of default received from the subordinated indenture trustee with respect to the junior subordinated notes held by the trust.

   Any required approval of the holders of the preferred securities of a trust may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder's registered address, or to any other address which has been specified in writing, at least 15 days and not more than 90 days before the meeting.

   Notwithstanding that the holders of the preferred securities of a trust are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by MRM, Mutual Group, the trustees of the trust or any affiliate of MRM, Mutual Group or any trustees of the trust, shall, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment of the Trust Agreement

   Each trust agreement may be amended from time to time by Mutual Group, the property trustee and the administrative trustees of the trust without the consent of the holders of the preferred securities of the trust to:

  . cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the applicable trust agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities of the trust in any material respect; or

  . modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the junior subordinated notes held by the trust are treated as indebtedness for United States federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

   Other amendments to a trust agreement may be made by Mutual Group, the property trustee and the administrative trustees of a trust upon approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated notes held by the trust as indebtedness for United States federal income tax purposes or affect the trust's exemption from the Investment Company Act.

   Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of a trust, the applicable trust agreement may not be amended to:

  . change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

  . restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

   In addition, no amendment may be made to a trust agreement if the amendment would:

  . cause the applicable trust to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

  . cause the junior subordinated notes held by the applicable trust to not be treated as indebtedness for United States federal income tax purposes;

  . cause the applicable trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

  . impose any additional obligation on MRM, Mutual Group or any trustee of the applicable trust without its consent.

Removal and Replacement of Trustees

   The holder of a trust's common securities may remove or replace any of the administrative trustees and, unless an event of default has occurred and is continuing under the applicable subordinated indenture, the property trustee and the Delaware trustee of the trust. If an event of default has occurred and is continuing under the applicable subordinated indenture, only the holders of a trust's preferred securities may remove or replace the property trustee and the Delaware trustee. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Registration and Transfer

   If the preferred securities of a series are to be redeemed, the applicable trust will not be required to:

  . issue, register the transfer of or exchange any preferred securities of that series during the 15 days immediately preceding the date notice is mailed identifying the preferred securities that are called for redemption; or

  . register the transfer of or exchange any preferred security selected for redemption, in whole or in part, except for the unredeemed portion of a preferred security being redeemed in part.

Payment and Paying Agent

   Unless the applicable prospectus supplement states otherwise, distributions on the preferred securities will be payable, at the applicable trust's option,
(1) by check mailed to the address of the person entitled to the distribution as the address appears in the security register for the preferred securities or
(2) by wire transfer to an account at a banking institution in the United States that the person entitled to the distribution designates in writing to the property trustee at least 16 days prior to the date of payment. Payments upon the redemption of the preferred securities will be paid only against surrender of the preferred securities.

   Unless the applicable prospectus supplement states otherwise, the property trustee will act as paying agent for the preferred securities, and the principal corporate trust office of the property trustee will serve as the office through which the paying agent acts. The applicable trust may designate additional paying agents, rescind the designation of any paying agents and/or approve a change in the office through which any paying agent acts.

Information Concerning the Property Trustee

   For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. In case an event of default shall occur and be continuing, the property trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Before proceeding to exercise any right or power under any trust agreement at the direction of the holders of the preferred securities, the property trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

   Chase Manhattan Trust Company, N.A., which is the property trustee for each trust, also serves as the senior indenture trustee, the subordinated indenture trustee and the guarantee trustee under each preferred securities guarantee described below. Chase Manhattan Bank Delaware, an affiliate of Chase Manhattan Trust Company, N.A., serves as the Delaware trustee for each trust.

Miscellaneous

   The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

  . it will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

  . the junior subordinated notes held by it will be treated as indebtedness of the issuing company for United States federal income tax purposes; and

  . it will not be deemed to be an investment company required to be registered under the Investment Company Act.

   Mutual Group and the trustees of each trust are authorized to take any action, so long as it is consistent with applicable law, the applicable certificate of trust or trust agreement, that Mutual Group and the trustees of the trust determine to be necessary or desirable for the above purposes.

   Holders of the preferred securities of the trusts have no preemptive or similar rights.

   None of the trusts may incur indebtedness or place a lien on any of its assets.

Governing Law

   Each trust agreement and the preferred securities of each trust will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES
                          AND THE MRM TRUST GUARANTEES

   MRM's preferred securities guarantee for each trust will be issued pursuant to a guarantee agreement between MRM and Chase Manhattan Trust Company, N.A., as the guarantee trustee. Mutual Group's preferred securities guarantee for each trust and the related MRM trust guarantee will be issued pursuant to a guarantee agreement among Mutual Group, MRM and Chase Manhattan Trust Company, N.A., as the guarantee trustee. We have filed forms of each guarantee agreement as exhibits to the registration statement of which this prospectus is a part. You also may request a copy of the guarantee agreements from the guarantee trustee at its corporate trust office in Philadelphia, Pennsylvania. Each guarantee agreement will be qualified under the Trust Indenture Act of 1939. The terms of a preferred securities guarantee will include those stated in the applicable guarantee agreement and those made part of the guarantee agreement by reference to the Trust Indenture Act. A guarantee agreement will be executed at the time any trust issues any preferred securities and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

   Each guarantee agreement will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

   The issuing company will irrevocably and unconditionally agree to pay in full to the holders of the preferred securities of each trust the guarantee payments described below, except to the extent previously paid. The issuing company will pay the guarantee payments when and as due, regardless of any defense, right of set-off or counterclaim that the applicable trust may have or assert. The following payments, to the extent not paid by a trust, will be covered by the applicable preferred securities guarantee:

  . any accumulated and unpaid distributions required to be paid on the preferred securities of the trust, to the extent that the trust has funds available to make the payment;

  . the redemption price, including all accumulated and unpaid distributions, to the extent that the trust has funds available to make the payment; and

  . upon a voluntary or involuntary dissolution, termination, winding-up or liquidation of the trust, other than in connection with a distribution of related junior subordinated notes to holders of the preferred securities, the lesser of:

   . the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security of the trust plus all accumulated and unpaid distributions on the preferred security of the trust to the date of payment, to the extent the trust has funds available to make the payment; and

   . the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon liquidation of the trust.

   The issuing company's obligation to make a guarantee payment with respect to the preferred securities of a trust may be satisfied by directly paying the required amounts to the holders of the preferred securities of the trust or by causing the trust to pay the amounts to the holders.

   Each preferred securities guarantee will be subject to the subordination provisions described below and will not apply to the payment of distributions and other payments on the preferred securities of a trust when the trust does not have sufficient funds legally and immediately available to make the distributions or other payments.

MRM Trust Guarantee

   Unless provided otherwise in a prospectus supplement, MRM will fully and unconditionally guarantee all payments with respect to each preferred securities guarantee issued by Mutual Group. Unless provided otherwise in a prospectus supplement, each MRM trust guarantee will be unsecured indebtedness of MRM and will be subordinated in right of payment to all MRM's existing and future senior indebtedness. Each MRM trust guarantee will be effectively subordinated to any secured indebtedness of MRM to the extent of the value of the assets securing the secured indebtedness. Each MRM trust guarantee will also rank equally with any other MRM trust guarantee of any preferred securities guarantee issued by Mutual Group. As a result, in the event of MRM's bankruptcy, liquidation or reorganization or upon an event of default by Mutual Group of its obligations under any of its preferred securities guarantees, or upon a default by MRM under any of its trust guarantees, MRM's assets will be available to pay MRM's obligations on an MRM trust guarantee only after all secured and senior indebtedness of MRM has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the MRM trust guarantees. Each MRM trust guarantee will also be effectively subordinated to the indebtedness and other liabilities of MRM's subsidiaries. Each MRM trust guarantee does not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by MRM or its subsidiaries. The incurrence of additional secured and senior indebtedness and other liabilities by MRM or its subsidiaries could adversely affect MRM's ability to pay its obligations on an MRM trust guarantee.

   Each MRM trust guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue MRM to enforce its rights under the MRM trust guarantee without first suing any other person or entity.

Additional Amounts

   MRM will make all payments under each of its preferred securities guarantees and all payments under each of its MRM trust guarantees without withholding or deduction for any taxes, fees, duties, assessments or governmental charges imposed or levied by Bermuda or any other jurisdiction in which MRM or any successor is organized or resident for tax purposes or any political subdivision or taxing authority of Bermuda or any of those other jurisdictions. If any withholding or deduction is required by law, MRM will pay to the holder of the preferred securities additional amounts as may be necessary so that every net payment made to the holder after the withholding or deduction will not be less than the amount provided for in the applicable preferred securities guarantee. MRM will not be required to pay any additional amounts as a result of :

  . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the preferred securities was a resident or national of or had other specified connections with the relevant taxing authority;

  . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the preferred securities presented the preferred security for payment more than 30 days after it was due and payable;

  . any estate, inheritance, gift, sale or other similar tax, assessment or governmental charge; or

  . the imposition of any tax, fee, duty, assessment or governmental charge that would not have been imposed but for the fact that the holder or beneficial owner of the preferred securities failed to comply, within 90 days, with any reasonable request by MRM addressed to the holder or beneficial owner relating to the provision of information required by the taxing jurisdiction as a precondition to exemption from all or part of the tax, fee, duty, assessment or governmental charge.

Subordination

   Each preferred securities guarantee will be unsecured indebtedness of the issuing company and will be subordinated in right of payment to all of the issuing company's existing and future senior indebtedness. Each preferred securities guarantee will be effectively subordinated to any secured indebtedness of the issuing company to the extent of the value of the assets securing the secured indebtedness. Each preferred securities guarantee will also rank equally with any other preferred securities guarantee issued by the issuing company. As a result, in the event of the issuing company's bankruptcy, liquidation or reorganization or upon an event of default under any of its preferred securities guarantees, the issuing company's assets will be available to pay its obligations on the preferred securities guarantee only after all secured and senior indebtedness of the issuing company has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of its the preferred securities guarantees. Each preferred securities guarantee will also be effectively subordinated to the indebtedness and other liabilities of the issuing company's subsidiaries. The incurrence of additional secured and senior indebtedness and other liabilities by the issuing company or its subsidiaries could adversely affect the issuing company's ability to pay its obligations on the preferred securities guarantees.

   Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue the issuing company to enforce its rights under the preferred securities guarantee without first suing any other person or entity.

Amendments and Assignment

   No consent of the holders of the preferred securities of a trust will be required with respect to any changes to the preferred securities guarantee that do not adversely affect the rights of the holders of the preferred securities of the applicable trust in any material respect. Other amendments to the preferred securities guarantee may be made only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities of the applicable trust. All guarantees and agreements contained in the preferred securities guarantee will be binding on the issuing company's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the preferred securities of the applicable trust.

Events of Default

   An event of default under a preferred securities guarantee occurs if the issuing company:

  . fails to make any required payments; or

  . fails to perform any of its other obligations under the preferred securities guarantee and such failure continues for 30 days.

   The holders of at least a majority in aggregate liquidation amount of the preferred securities of a trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the preferred securities guarantee of the trust or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee of the trust.

   A holder of any preferred security of a trust may sue the issuing company to enforce its rights under the preferred securities guarantee of the trust and MRM under the MRM trust guarantee, if applicable, without first suing the guarantee trustee, the trust or any other person or entity.

   If and to the extent that the issuing company does not make payments on the related junior subordinated notes and, if applicable, MRM does not make payments on the MRM note guarantee, the trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, a holder of the preferred securities of the trust will not be able to rely upon the applicable preferred securities guarantee or the MRM trust guarantee, if applicable, for payment of these amounts. Instead, the holder may directly sue the issuing company under the junior subordinated notes or MRM under the MRM note guarantee, if applicable, to collect its pro rata share of payments owed. If a holder so sues MRM or Mutual Group to collect payment, then MRM or Mutual Group, as the case may be, will assume the holder's rights as a holder of preferred securities under the applicable trust agreement to the extent MRM or Mutual Group makes a payment to the holder in any legal action.

   The holders of at least a majority in liquidation amount of preferred securities of a trust may waive any past event of default and its consequences.

Information Concerning Guarantee Trustee

   In case an event of default shall occur and be continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Before proceeding to exercise any right or power under any guarantee agreement at the direction of the holders of preferred securities, the guarantee trustee will be entitled to receive from the holders reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

   Chase Manhattan Trust Company, N.A., which is the guarantee trustee, also serves as the senior indenture trustee, the subordinated indenture trustee and the property trustee for each trust. Chase Manhattan Bank Delaware, an affiliate of Chase Manhattan Trust Company, N.A., serves as the Delaware trustee for each trust.

Termination of the Preferred Securities Guarantees and MRM Trust Guarantees

   Each preferred securities guarantee and MRM trust guarantee will terminate once the preferred securities of the applicable trust are paid in full or redeemed in full or upon distribution of the related junior subordinated notes to the holders of the preferred securities of the trust in accordance with the applicable trust agreement. Each preferred securities guarantee and MRM trust guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities of the applicable trust must restore payment of any sums paid under the preferred securities, the preferred securities guarantee or the MRM trust guarantee for the applicable trust.

Governing Law

   Each preferred securities guarantee and MRM trust guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        PREFERRED SECURITIES GUARANTEES
                AND JUNIOR SUBORDINATED NOTES HELD BY THE TRUSTS

   Payments due on the preferred securities of a trust, to the extent the applicable trust has funds available for the payments, will be guaranteed by the issuing company and by MRM, if applicable, to the extent described under "Description of the Preferred Securities Guarantees and the MRM Trust Guarantees." Payments due on junior subordinated notes issued by Mutual Group to a trust will be guaranteed by MRM to the extent described under "Description of Junior Subordinated Notes and the MRM Note Guarantees." No single document executed by MRM or Mutual Group in connection with the issuance of the preferred securities of a trust will provide for a full, irrevocable and unconditional guarantee of the preferred securities of the trust. It is only the combined operation of the issuing company's obligations under the applicable preferred securities guarantee, trust agreement, subordinated indenture and related junior subordinated notes and, if applicable, MRM's obligations under the MRM note guarantee and the MRM trust guarantee that has the effect of providing a full, irrevocable and unconditional guarantee by MRM of each trust's obligations under its preferred securities.

   As long as the issuing company makes payments of interest and other payments when due on the junior subordinated notes held by a trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities of the trust, primarily because:

  . the aggregate principal amount of the junior subordinated notes held by the trust will be equal to the sum of the aggregate liquidation amounts of the trust's preferred and common securities;

  . the interest rate and interest and other payment dates on the junior subordinated notes held by the trust will match the distribution rate and distribution and other payment dates for the trust's preferred securities;

  . the issuing company and MRM, as guarantor, if applicable, have agreed to pay for any and all costs, expenses and liabilities of the trust except the trust's obligations under its preferred securities; and

  . the applicable trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

                              PLAN OF DISTRIBUTION

   MRM may sell the senior notes or the junior subordinated notes, Mutual Group may sell the junior subordinated notes and each trust may sell its preferred securities in one or more of the following ways from time to time:

  . to underwriters for resale to the public or to institutional investors;

  . through agents to the public or to institutional investors; or

  . directly to institutional investors.

   The prospectus supplement for each series of senior notes, junior subordinated notes or preferred securities will set forth the terms of the offering of those senior notes, junior subordinated notes or preferred securities, including the name or names of any underwriters or agents. The prospectus supplement for each series of senior notes, junior subordinated notes or preferred securities will also set forth the purchase price of the senior notes, junior subordinated notes or preferred securities, the proceeds to MRM, Mutual Group or the applicable trust from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and the securities exchange, if any, on which the senior notes, junior subordinated notes or preferred securities may be listed.

   If underwriters participate in the sale, the senior notes, junior subordinated notes or preferred securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of senior notes, junior subordinated notes or preferred securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the series of senior notes, junior subordinated notes or preferred securities if any are purchased.

   Underwriters and agents may be entitled under agreements entered into with MRM, Mutual Group and/or a trust to indemnification against specific civil liabilities, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

   Each series of senior notes, junior subordinated notes or preferred securities will be a new issue of securities and will have no established trading market. Any underwriters to whom the senior notes, junior subordinated notes or preferred securities are sold for public offering and sale may make a market in those senior notes, junior subordinated notes or preferred securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                                    EXPERTS

   Ernst & Young, independent auditors, have audited MRM's consolidated financial statements and schedules included in its Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. MRM's financial statements and schedules are incorporated by reference in reliance on Ernst & Young's report, given on their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

   Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass upon the validity of the preferred securities for each trust. Mayer, Brown & Platt, Chicago, Illinois, will pass upon the validity of the junior subordinated notes and the preferred securities guarantee for Mutual Group. Conyers Dill & Pearman,

Hamilton, Bermuda, will pass upon the validity of the senior notes, junior subordinated notes, MRM note guarantee, MRM trust guarantee and preferred securities guarantee for MRM. David J. Doyle, an associate with Conyers Dill & Pearman, is a director of MRM. Debevoise & Plimpton, New York, New York, will pass on certain legal matters for the agents or underwriters.

                        ENFORCEMENT OF CIVIL LIABILITIES

   MRM is organized under the laws of Bermuda. In addition, some of its directors and officers, as well as some of the experts named in this prospectus, reside outside of the United States. A substantial portion of their assets are located outside of the United States. If may be difficult for you to effect service of process within the United States upon MRM's directors, officers and experts who reside outside the United States or to enforce in the United States judgments of U.S. courts obtained in actions against MRM or its directors and officers, as well as the experts named in this prospectus, who reside outside the United States.

   We have been informed by Conyers Dill & Pearman, our legal advisor in Bermuda, that the United States and Bermuda do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. A final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicted solely upon the federal securities laws, would, therefore, not be automatically enforceable in Bermuda. A Bermuda court may impose civil liability on MRM, or its directors or officers who reside in Bermuda, in a suit brought in The Supreme Court of Bermuda against them with respect to a violation of federal securities law, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

   This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about MRM, Mutual Group and the trusts. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, MRM files reports, proxy statements and other information with the SEC under the Exchange Act. You can read and copy any of this information at the following locations of the SEC:

  Public Reference Room     New York Regional Office  Chicago Regional Office
  450 Fifth Street, N.W.    7 World Trade Center      Citicorp Center
  Room 1024                 Suite 1300                500 West Madison Street
  Washington, D.C. 20549    New York, New York 10048  Suite 1400
                                                      Chicago, Illinois 60661-
                                                      2551

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like MRM, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by MRM under the Exchange Act is 1-10760.

   MRM common stock is listed on the New York Stock Exchange and its stock symbol is "MM." You can inspect reports, proxy statements and other information concerning MRM at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Incorporation by Reference

   The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

  (a) MRM's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

  (b) MRM's Annual Report on Form 10-K for the year ended December 31, 1998;

  (c) All documents filed by MRM pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

   Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

                         Investor Relations Department
                             Mutual Risk Management
                                44 Church Street
                                P.O. Box HM 2064
                             Hamilton HM 12 Bermuda
                                 (441) 295-5688

                               ----------------

   For North Carolina residents: MRM debt securities have not been approved or disapproved by the Commissioner of Insurance of the State of North Carolina, nor has the Commissioner of Insurance ruled upon the accuracy or adequacy of this document.

   Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda, although offers may be made from outside Bermuda, and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by us are as follows:

      Securities and Exchange Commission registration fee.......... $132,000
      Trustee fees and expenses....................................    *
      Printing expenses............................................    *
      Legal fees and expenses......................................    *
      Accounting fees and expenses.................................    *
      Blue Sky fees and expenses...................................    *
      Miscellaneous................................................    *
                                                                    --------
          Total.................................................... $      *
                                                                    ========

--------
* To be completed by amendment

Item 15. Indemnification of Officers and Directors.

   MRM's Bye-Laws provide that it shall indemnify, subject to the proviso below, every director, officer of MRM and member of a committee thereof out of the funds of MRM against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, officer or committee member and any person acting as a director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election provided always that the indemnity contained by the Bye-Laws shall not extend to any matter which would render it void pursuant to the Bermuda Companies Acts. To the extent that any director, officer or member of a committee duly constituted under the Bye-Laws is entitled to claim an indemnity pursuant to the Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of MRM to reimburse the person making such payment or effecting such discharge. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by MRM in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of a director or officer to repay such amount, unless it shall be ultimately determined that he is entitled to be indemnified by MRM as authorized in the Bye-Laws or otherwise pursuant to applicable laws.

   Mutual Group's By-Laws provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by the Delaware General Corporation Law, referred to in this document as the DGCL. Under the DGCL, a corporation may indemnify a director or officer who becomes a party to an action, suit or proceeding because of his or her position as a director or officer if (1) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and (2) if the action or proceeding involves a criminal offense, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

Item 16. Exhibits.

     *1.1   Form of Underwriting Agreement (Senior Notes and Junior Subordinated
            Notes).

     *1.2   Form of Underwriting Agreement (Preferred Securities).

      3.1   Memorandum of Association of MRM (incorporated by reference to MRM's
            Registration Statement on Form S-1 (No. 33-40152)).

      3.2   Bye-Laws of MRM (incorporated by reference to MRM's Registration Statement on Form S-1 (No. 33-40152)).

      3.3   Certificate of Incorporation of Mutual Group Ltd.

      3.4   Bylaws of Mutual Group Ltd.

      3.5   Certificate of Trust of MRM Capital Trust I.

      3.6   Certificate of Trust of MRM Capital Trust II.

      3.7   Certificate of Trust of MRM Capital Trust III.

     *4.1   Form of Indenture for Senior Notes.

     *4.2   Form of Indenture for Junior Subordinated Notes issued by MRM.

     *4.3   Form of Indenture for Junior Subordinated Notes issued by Mutual Group.

     *4.4   Form of Senior Note (included in Exhibit 4.1).

     *4.5   Form of Junior Subordinated Note issued by MRM (included in Exhibit 4.2).

     *4.6   Form of Junior Subordinated Note issued by Mutual Group (included in
            Exhibit 4.3).

      4.7   Trust Agreement of MRM Capital Trust I.

      4.8   Trust Agreement of MRM Capital Trust II.

      4.9   Trust Agreement of MRM Capital Trust III.

     *4.10  Form of Amended and Restated Trust Agreement of MRM Capital Trust I.

     *4.11  Form of Amended and Restated Trust Agreement of MRM Capital Trust II.

     *4.12  Form of Amended and Restated Trust Agreement of MRM Capital Trust III.

     *4.13  Form of Preferred Security (included in Exhibit 4.10, Exhibit 4.11 and
            Exhibit 4.12).

     *4.14 Form of Guarantee Agreement of MRM with respect to the preferred securities issued by MRM Capital Trust I.

     *4.15 Form of Guarantee Agreement of MRM with respect to the preferred securities issued by MRM Capital Trust II.

     *4.16 Form of Guarantee Agreement of MRM with respect to the preferred securities issued by MRM Capital Trust III.

     *4.17  Form of Guarantee Agreement of Mutual Group with respect to the preferred securities issued by MRM Capital Trust I.

     *4.18  Form of Guarantee Agreement of Mutual Group with respect to the preferred securities issued by MRM Capital Trust II.

     *4.19  Form of Guarantee Agreement of Mutual Group with respect to the preferred securities issued by MRM Capital Trust III.

     *5.1   Opinions of Richards, Layton & Finger, P.A., special Delaware counsel for
            MRM, Mutual Group and each Trust.

     *5.2   Opinion of Mayer, Brown & Platt, counsel for Mutual Group.

     *5.3   Opinion of Conyers Dill & Pearman, counsel for MRM.

      23.1  Consent of Ernst & Young.

     *23.2  Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).

     *23.3  Consent of Mayer, Brown & Platt (included in Exhibit 5.2).

     *23.4  Consent of Conyers Dill & Pearman (included in Exhibit 5.3).

      24.1   Powers of Attorney.

     *25.1   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Trustee under the Indenture (Senior Notes).

     *25.2   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Trustee under the Indenture (Junior Subordinated Notes issued by MRM).

     *25.3   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Trustee under the Indenture (Junior Subordinated Notes issued by Mutual Group).

     *25.4   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Property
             Trustee for the Amended and Restated Trust Agreement of MRM Capital Trust
             I.

     *25.5   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Property
             Trustee for the Amended and Restated Trust Agreement of MRM Capital Trust
             II.

     *25.6   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Property
             Trustee for the Amended and Restated Trust Agreement of MRM Capital Trust
             III.

     *25.7   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Guarantee
             Trustee under the Guarantee Agreement of MRM for the benefit of the holders of Preferred Securities of MRM Capital Trust I.

     *25.8   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Guarantee
             Trustee under the Guarantee Agreement of MRM for the benefit of the holders of Preferred Securities of MRM Capital Trust II.

     *25.9   Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Guarantee
             Trustee under the Guarantee Agreement of MRM for the benefit of the holders of Preferred Securities of MRM Capital Trust III.

     *25.10  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Guarantee
             Trustee under the Guarantee Agreement of Mutual Group for the benefit of the holders of Preferred Securities of MRM Capital Trust I.

     *25.11  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Guarantee
             Trustee under the Guarantee Agreement of Mutual Group for the benefit of the holders of Preferred Securities of MRM Capital Trust II.

     *25.12  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Chase Manhattan Trust Company, National Association, as Guarantee
             Trustee under the Guarantee Agreement of Mutual Group for the benefit of the holders of Preferred Securities of MRM Capital Trust III.

--------
*  To be filed by amendment

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of MRM's annual report pursuant to Section 13(a) or
  Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

     (6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in the names as required by the underwriter to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the asserted indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Mutual Risk Management Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 8th day of February, 2000.

                                          Mutual Risk Management Ltd.

                                          By:       /s/ James C. Kelly
                                            ___________________________________
                                            James C. Kelly
                                            Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the 8th day of February, 2000.

                 Signature                                     Title
                 ---------                                     -----


         /s/ Robert A. Mulderig*            Chairman and Chief Executive Officer
___________________________________________   (Principal Executive Officer)
             Robert A. Mulderig

          /s/ John Kessock, Jr.*            President, Director and Authorized
___________________________________________   U.S. Representative
             John Kessock, Jr.

          /s/ Richard G. Turner*            Executive Vice President and Director
___________________________________________
             Richard G. Turner

         /s/ Glenn R. Partridge*            Executive Vice President and Director
___________________________________________
             Glenn R. Partridge

            /s/ James C. Kelly              Chief Financial Officer
___________________________________________   (Principal Financial and Accounting
               James C. Kelly                 Officer)

           /s/ Roger E. Dailey*             Director
___________________________________________
              Roger E. Dailey

           /s/ David J. Doyle*              Director
___________________________________________
               David J. Doyle

           /s/ Arthur E. Engel*             Director
___________________________________________
              Arthur E. Engel

         /s/ Allan W. Fulkerson*            Director
___________________________________________
             Allan W. Fulkerson

       /s/ William F. Galtney, Jr.*         Director
___________________________________________
          William F. Galtney, Jr.

                 Signature                                     Title
                 ---------                                     -----


                                            Director
___________________________________________
             Beverly H. Patrick

         /s/ Jerry S. Rosenbloom*           Director
___________________________________________
            Jerry S. Rosenbloom

                                            Director
___________________________________________
             Joseph D. Sargent

         /s/ Norman L. Rosenthal*           Director
___________________________________________
            Norman L. Rosenthal


           /s/ James C. Kelly
*By: ________________________________
   James C. Kelly, Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Mutual Group Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, therewith duly authorized, in Hamilton, Bermuda on the 8th day of February, 2000.

                                          Mutual Group Ltd.

                                                   /s/ James C. Kelly
                                          By: _________________________________
                                            James C. Kelly
                                            Vice President and Controller

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the 8th day of February, 2000.

                 Signature                                     Title
                 ---------                                     -----


        /s/ John Kessock, Jr.*              President & Director
___________________________________________   (Principal Executive Officer)
             John Kessock, Jr.

          /s/ James C. Kelly                Vice President & Controller
___________________________________________   (Principal Financial and Accounting
              James C. Kelly                  Officer)

        /s/ Robert A. Mulderig*             Director
___________________________________________
            Robert A. Mulderig

        /s/ Richard G. Turner*              Director
___________________________________________
             Richard G. Turner


          /s/ James C. Kelly
*By: ________________________________
   James C. Kelly, Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, each of MRM Capital Trust I, MRM Capital Trust II and MRM Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 8th day of February, 2000.

                                          MRM Capital Trust I
                                          By: Mutual Group Ltd. as Depositor

                                                   /s/ James C. Kelly
                                          By: _________________________________
                                            James C. Kelly Vice President and
                                            Controller

                                          MRM Capital Trust II
                                          By: Mutual Group Ltd. as Depositor

                                                   /s/ James C. Kelly
                                          By: _________________________________
                                            James C. Kelly
                                            Vice President and Controller

                                          MRM Capital Trust III
                                          By: Mutual Group Ltd. as Depositor

                                                   /s/ James C. Kelly
                                          By: _________________________________
                                            James C. Kelly
                                            Vice President and Controller

                                 EXHIBIT INDEX

 *1.1   Form of Underwriting Agreement (Senior Notes and Junior
        Subordinated Notes).
 *1.2   Form of Underwriting Agreement (Preferred Securities).
  3.1   Memorandum of Association of MRM (incorporated by reference to
        MRM's Registration Statement on Form S-1 (No. 33-40152)).
  3.2   Bye-Laws of MRM (incorporated by reference to MRM's Registration
        Statement on Form S-1 (No. 33-40152)).
  3.3   Certificate of Incorporation of Mutual Group Ltd.
  3.4   Bylaws of Mutual Group Ltd.
  3.5   Certificate of Trust of MRM Capital Trust I.
  3.6   Certificate of Trust of MRM Capital Trust II.
  3.7   Certificate of Trust of MRM Capital Trust III.
 *4.1   Form of Indenture for Senior Notes.
 *4.2   Form of Indenture for Junior Subordinated Notes issued by MRM.
 *4.3   Form of Indenture for Junior Subordinated Notes issued by Mutual
        Group.
 *4.4   Form of Senior Note (included in Exhibit 4.1).
 *4.5   Form of Junior Subordinated Note issued by MRM (included in
        Exhibit 4.2).
 *4.6   Form of Junior Subordinated Note issued by Mutual Group (included in Exhibit 4.3).
  4.7   Trust Agreement of MRM Capital Trust I.
  4.8   Trust Agreement of MRM Capital Trust II.
  4.9   Trust Agreement of MRM Capital Trust III.
 *4.10  Form of Amended and Restated Trust Agreement of MRM Capital Trust
        I.
 *4.11  Form of Amended and Restated Trust Agreement of MRM Capital Trust
        II.
 *4.12  Form of Amended and Restated Trust Agreement of MRM Capital Trust
        III.
 *4.13  Form of Preferred Security (included in Exhibit 4.10, Exhibit
        4.11 and Exhibit 4.12).
 *4.14  Form of Guarantee Agreement of MRM with respect to the preferred securities issued by MRM Capital Trust I.
 *4.15  Form of Guarantee Agreement of MRM with respect to the preferred securities issued by MRM Capital Trust II.
 *4.16  Form of Guarantee Agreement of MRM with respect to the preferred securities issued by MRM Capital Trust III.
 *4.17  Form of Guarantee Agreement of Mutual Group with respect to the preferred securities issued by MRM Capital Trust I.
 *4.18  Form of Guarantee Agreement of Mutual Group with respect to the preferred securities issued by MRM Capital Trust II.
 *4.19  Form of Guarantee Agreement of Mutual Group with respect to the preferred securities issued by MRM Capital Trust III.
 *5.1   Opinions of Richards, Layton & Finger, P.A., special Delaware counsel for MRM, Mutual Group and each Trust.
 *5.2   Opinion of Mayer, Brown & Platt, counsel for Mutual Group.
 *5.3   Opinion of Conyers Dill & Pearman, counsel for MRM.
 23.1   Consent of Ernst & Young

 *23.2  Consent of Richards, Layton & Finger, P.A. (included in Exhibit
        5.1).
 *23.3  Consent of Mayer, Brown & Platt (included in Exhibit 5.2).
 *23.4  Consent of Conyers Dill & Pearman (included in Exhibit 5.3)
 *24.1  Powers of Attorney.
 *25.1  Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Trustee under the Indenture (Senior Notes).
 *25.2  Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Trustee under the Indenture (Junior Subordinated
        Notes issued by MRM).
 *25.3  Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Trustee under the Indenture (Junior Subordinated
        Notes issued by Mutual Group).
 *25.4  Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Property Trustee for the Amended and Restated
        Trust Agreement of MRM Capital Trust I.
 *25.5  Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Property Trustee for the Amended and Restated
        Trust Agreement of MRM Capital Trust II.
 *25.6  Statement of Eligibility, on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Property Trustee for the Amended and Restated
        Trust Agreement of MRM Capital Trust III.
 *25.7  Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Guarantee Trustee under the Guarantee Agreement of MRM for the benefit of the holders of Preferred Securities of MRM Capital Trust I.
 *25.8  Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Guarantee Trustee under the Guarantee Agreement of MRM for the benefit of the holders of Preferred Securities of MRM Capital Trust II.
 *25.9  Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Guarantee Trustee under the Guarantee Agreement of MRM for the benefit of the holders of Preferred Securities of MRM Capital Trust III.
 *25.10 Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Guarantee Trustee under the Guarantee Agreement of Mutual Group for the benefit of the holders of Preferred
        Securities of MRM Capital Trust I.
 *25.11 Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Guarantee Trustee under the Guarantee Agreement of Mutual Group for the benefit of the holders of Preferred
        Securities of MRM Capital Trust II.
 *25.12 Statement of Eligibility on Form T-1 under the Trust Indenture
        Act of 1939 of Chase Manhattan Trust Company, National
        Association, as Guarantee Trustee under the Guarantee Agreement of Mutual Group for the benefit of the holders of Preferred
        Securities of MRM Capital Trust III.

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*  To be filed by amendment